UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ] Preliminary Information Statement
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ImageWare Systems, Inc.
(Name of Registrant as Specified in its Charter)

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13500 Evening Creek Drive N., Suite 550
San Diego, CA 92128
 Tel. (858) 673-8600
Fax (858) 673-1770

NOTICE OF ACTION BY WRITTEN CONSENT
OF HOLDERS OF A MAJORITY OF THE OUTSTANDING
VOTING STOCK OF IMAGEWARE SYSTEMS, INC.

  October 13, 2020

Dear ImageWare Systems, Inc. Stockholder:

This Notice and the enclosed Information Statement are being distributed to the holders of record of shares of common stock, par value $0.01 per share (“Common Stock”), Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred"), Series A-1 Convertible Preferred Stock, par value $0.01 per share (the "Series A-1 Preferred"), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”), and Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred"), of ImageWare Systems, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), as of the close of business on September 4, 2020 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our shareholders that the following actions (the “Corporate Actions”) were approved by majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Actions by our Board of Directors acting by written consent:

(i) amending and restating the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the "Series A Certificate") and the Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock (the "Series A-1 Certificate") to, without limitation, provide for (i) the voluntary conversion of all outstanding shares of the Company's Series A Preferred and Series A-1 Preferred into shares of the Company’s Common Stock at a reduced conversion price of $0.20 per share of Common Stock, and (ii) the automatic conversion of all issued and outstanding shares of Series A Preferred and Series A-1 Preferred into shares of Common Stock at a rate of 10% per month, beginning on November 1, 2020, and ending on August 1, 2021, at the reduced conversion price of $0.20 per share of Common Stock;

(ii) amending and restating the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the "Series C Certificate") to, without limitation, provide for a drag-along right whereby upon the voluntary exchange of such Series C Preferred into shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 (the "Series D Preferred"), by a majority of the holders of the Company's Series C Preferred, the remaining issued and outstanding shares of Series C Preferred would automatically be exchanged for Series D Preferred on the same terms as the majority holders so electing to exchange their shares of Series C Preferred;

(iii) increasing the number of authorized shares of the Company’s Common Stock from 345,000,000 shares to 1,000,000,000 shares (the “Capital Increase”);

(iv) amending and restating the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), in its entirety to give effect to the Capital Increase, among other amendments (the “Amended and Restated Certificate”); and

(v) authorizing our Board of Directors, in its sole and absolute discretion, without further action of the shareholders, to amend the Amended and Restated Certificate to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-thirty (1:30) to one-for-one hundred (1:100), within one year from September 28, 2020, the date the Majority Shareholders approved of the action (the “Reverse Split”).

The following actions were approved by the affirmative vote of the holders of the requisite number of shares of the below-referenced series of the Company's preferred stock, par value $0.01 per share (“Preferred Stock”), consisting of Series A Preferred, Series A-1 Preferred, Series B Preferred and Series C Preferred, with each series voting as a separate class:

(i) for the Series A Preferred, (a) amending and restating the Series A Certificate, in the form attached to the enclosed Information Statement as Annex B (the "Amended and Restated Series A Certificate"), and (b) waiving the protective provisions set forth in Section 9(a) and Section 9(c) of the Series A Certificate, thereby consenting to (i) the creation of a series of Preferred Stock ranking senior to the Series A Preferred, and (ii) the Company incurring additional indebtedness in the form of a bridge loan from certain accredited investors (the “Investors”) participating in the offering and sale of the Company’s Series D Preferred (the “Series D Financing”), in a principal amount not to exceed $3.0 million (the “Bridge Loan”), which Bridge Loan shall be exchanged for shares of Series D Preferred upon filing of the Certificate of Designations, Preferences and Rights of the Series D Preferred (the “Series D Certificate”);

(ii) for the Series A-1 Preferred, (a) amending and restating the Series A-1 Certificate, in the form attached to the enclosed Information Statement as Annex C (the “Amended and Restated Series A-1 Certificate”), and (b) waiving the protective provisions set forth in Section 9(a) and Section 9(c) of the Series A-1 Certificate, thereby consenting to (i) the creation of a series of Preferred Stock ranking senior to the Series A-1 Preferred, and (ii) the Company incurring additional indebtedness by way of the Bridge Loan, which the Bridge Loan shall be exchanged for shares of Series D Preferred upon the filing of the Series D Certificate; and

(iii) for the Series C Preferred, (a) amending and restating Series C Certificate in the form attached to the enclosed Information Statement as Annex D (the "Amended and Restated Series C Certificate"), and (b) waiving the protective provisions set forth in Section 9(a) and Section 9(f) of the Series C Certificate, thereby consenting to (i) the creation of a series of Preferred Stock ranking senior to the Series C Preferred, and (ii) the Company incurring additional indebtedness by way of the Bridge Loan, which the Bridge Loan shall be exchanged into shares of Series D Preferred upon the filing of the Series D Certificate.

 The approval by written consent of the Majority Shareholders, and the approval by written consent of those holders of Preferred Stock voting as a separate class, constitutes the only shareholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws to approve the Corporate Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with the Corporate Actions, and no consents or proxies are being requested from our shareholders. The Board of Directors’ authority to implement the Corporate Actions will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: A copy of the Information Statement is available at: www.sec.gov.

By Order of the Board of Directors, /s/ Jonathan Morris Jonathan Morris, Chief Financial Officer and Corporate Secretary

13500 Evening Creek Drive N., Suite 550
San Diego, CA 92128
 Tel. (858) 673-8600
Fax (858) 673-1770
_____________________________________________________________________________________________

INFORMATION STATEMENT
_____________________________________________________________________________________________

This Information Statement is being furnished by the Board of Directors of ImageWare Systems, Inc., a Delaware Corporation (the “Company”, “we”, “our” or “us”), to the holders of record of shares of our common stock, par value $0.01 per share (“Common Stock”), as well as each series of our preferred stock, par value $0.01 per share (“Preferred Stock”), consisting of Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”), Series A-1 Convertible Preferred Stock, par value $0.01 per share (“Series A-1 Preferred”), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”), and Series C Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred”), as of the close of business on September 4, 2020 (the “Record Date”), to provide information with respect to the following actions (the “Corporate Actions”) that were approved by majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Actions by our Board of Directors acting by written consent:

(i) amending and restating the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the "Series A Certificate") and the Certificate of Designations, Preferences, and Rights of the Series A-1 Convertible Preferred Stock (the "Series A-1 Certificate") to, without limitation, provide for (i) the voluntary conversion of all outstanding shares of the Company's Series A Preferred and Series A-1 Preferred into shares of the Company’s Common Stock at a reduced conversion price of $0.20 per share of Common Stock, and (ii) the automatic conversion of all issued and outstanding shares of Series A Preferred and Series A-1 Preferred into shares of Common Stock at a rate of 10% per month, beginning on November 1, 2020, and ending on August 1, 2021, at the reduced conversion price of $0.20 per share of Common Stock;

(ii) amending and restating the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the "Series C Certificate") to, without limitation, provide for a drag-along right whereby upon the voluntary exchange of such Series C Preferred into shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 (the "Series D Preferred"), by a majority of the holders of the Company's Series C Preferred, the remaining issued and outstanding shares of Series C Preferred would be automatically exchanged for Series D Preferred on the same terms as the majority holders so electing to exchange their shares of Series C Preferred;

(iii) increasing the number of authorized shares of the Company’s Common Stock from 345,000,000 shares to 1,000,000,000 shares (the “Capital Increase”);

(iv) amending and restating the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) in its entirety to give effect to the Capital Increase, among other amendments (the “Amended and Restated Certificate”); and

(v) authorizing our Board of Directors, in its sole and absolute discretion, without further action of the shareholders, to amend the Amended and Restated Certificate to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-thirty (1:30) to one-for-one hundred (1:100), within one year from September 28, 2020, the date the Majority Shareholders approved of the action (the “Reverse Split”).

The following actions were approved by the affirmative vote of the holders of the requisite number of shares of the below-referenced series of the Company's Preferred Stock, consisting of Series A Preferred, Series A-1 Preferred, Series B Preferred and Series C Preferred, with each series voting as a separate class:

(i) for the Series A Preferred, (a) amending and restating the Series A Certificate in the form attached hereto as Annex B (the "Amended and Restated Series A Certificate"), and (b) waiving the protective provisions set forth in Section 9(a) and Section 9(c) of the Series A Certificate, thereby consenting to (i) the creation of a series of Preferred Stock ranking senior to the Series A Preferred, and (ii) the Company incurring additional indebtedness in the form of a bridge loan from certain Investors (defined below in the section entitled “Background of the Corporate Actions”) in an amount not to exceed $3.0 million (the “Bridge Loan”), which Bridge Loan shall be exchanged for shares of Series D Preferred upon the filing of the Certificate of Designations, Preferences and Rights of the Series D Preferred (the “Series D Certificate”);

(ii) for the Series A-1 Preferred, (a) amending and restating the Series A-1 Certificate in the form attached hereto as Annex C (the “Amended and Restated Series A-1 Certificate”), and (b) waiving the protective provisions set forth in Section 9(a) and Section 9(c) of the Series A-1 Certificate, thereby consenting to (i) the creation of a series of Preferred Stock ranking senior to the Series A-1 Preferred, and (ii) the Company incurring additional indebtedness by way of the Bridge Loan, which the Bridge Loan shall be exchanged for shares of Series D Preferred upon filing of the Series D Certificate; and

(iii) for the Series C Preferred, (a) amending and restating the Series C Certificate in the form attached hereto as Annex D (the "Amended and Restated Series C Certificate"), and (b) waiving the protective provisions set forth in Section 9(a) and Section 9(f) of the Series C Certificate, thereby consenting to (i) the creation of a series of Preferred Stock ranking senior to the Series C Preferred, and (ii) the Company incurring additional indebtedness by way of the Bridge Loan, which the Bridge Loan shall be exchanged for shares of Series D Preferred upon the filing of the Series D Certificate.

Our Board of Directors’ authority to implement the Corporate Actions will not become effective until 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders of record as of the close of business on the Record Date.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and amended and restated Bylaws (the “Bylaws”), any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consent to such action in writing. Accordingly, approval of the Corporate Actions required the affirmative vote or approval by written consent of a majority of our issued and outstanding voting securities on an as-converted basis, including our Common Stock, Series A Preferred, Series A-1 Preferred, Series B Preferred and Series C Preferred. As of the Record Date for the determination of shareholders entitled to receive notice of the approval of the Corporate Actions and to receive a copy of this Information Statement, we had (i) 137,162,877 shares of Common Stock, (ii) 19,320 shares of Series A Preferred, (iii) 18,148 shares of Series A-1 Preferred, (iv) 239,400 shares of Series B Preferred, and (v) 1,000 shares of Series C Preferred outstanding, each of which are entitled to act with respect to the Corporate Actions. As of the Record Date, outstanding shares represented 191,928,260 votes, consisting of 137,162,877 attributable to Common Stock, 16,800,000, attributable to Series A Preferred, 27,920,000 attributable to Series A-1 Preferred, 45,384 attributable to Series B Preferred, and 10,000,000 attributable to Series C Preferred.

Our Board of Directors approved the Corporate Actions by unanimous resolution, subject to shareholder approval, on August 21, 2020, and on September 28, 2020 we received executed written consents approving the Corporate Actions from holders of our Common Stock and Preferred Stock representing 104,228,110 voting shares, or approximately 54.3% of our outstanding voting class.

Accordingly, we have obtained all corporate approvals necessary to approve and authorize the Corporate Actions. We are not seeking written consent from any other shareholder, and each of the Company’s shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising our shareholders of the approval of the Corporate Actions by written consent and giving shareholders notice of the Corporate Actions as required by Section 228(e) of the DGCL and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SUMMARY

The following summary highlights selected information from this Information Statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire Information Statement, its annexes and the documents referred to in this Information Statement.

Unless we otherwise indicate or unless the context requires otherwise, all references in this Information Statement to “Company,” “ImageWare” “we,” “our” and “us” refer to ImageWare Systems, Inc., a Delaware corporation.

Background of the Corporate Actions

Due to an immediate need for capital to allow the Company to continue as a going concern and to execute the Company’s business plan, management engaged in discussions with several of its largest shareholders to secure such working capital and to execute a plan of restructuring. The Company received an offer to purchase shares of a newly created series of Preferred Stock of the Company, to be designated Series D Convertible Preferred Stock, par value $0.01 (the “Series D Preferred”), for a purchase price of $1,000 per share, from certain accredited investors (collectively, the “Investors”), in a private placement transaction pursuant to Rule 506 under the Securities Act of 1933, as amended (the “Securities Act”). The discussions resulted in the execution of a Securities Purchase Agreement, a copy of which is attached hereto as Annex A (“Purchase Agreement”). The Purchase Agreement provides for the issuance of shares of Series D Preferred at closing (the “Closing”) resulting in gross proceeds to the Company of up to $15.0 million (the “Series D Financing”). In addition, consummation of the Series D Financing is conditioned on (i) the holders of the Company’s Series C Preferred exchanging their shares of Series C Preferred, with an aggregate liquidation value of approximately $10.0 million, for shares of Series D Preferred; (ii) the holders of certain debt of the Company totaling approximately $550,000 converting such debt into shares of Series D Preferred; (iii) all shares of Series A Preferred and Series A-1 Preferred converting such shares into Common Stock; (iv) an increase in the authorized shares of Common Stock to 1.0 billion shares (“Share Increase”); and (v) the amendment and restatement of the Company’s Certificate to give effect to the Share Increase and the creation of the Series D Preferred, among other amendments, as set forth in this Information Statement (the “Restructuring”).

In considering the Series D Financing, the Board of Directors considered alternatives to the Series D Financing as well as the Company’s immediate need for capital. The Board of Directors reviewed all indications of interest for potential sources of financing, and the likelihood of being able to secure such financing before the Company exhausted its then current available cash. The Board of Directors determined that, because no alternative options to the Series D Financing provided any certainty of success given the current financial condition of the Company, and following substantial discussion regarding the process and each of the indications of interest, the Board determined to pursue the Series D Financing and authorized management to negotiate definitive transaction documents.

On August 3, 2020, the Company executed a letter of intent which set forth the terms and conditions of the Series D Financing and required Restructuring, which included the automatic conversion of the Company’s Series A Preferred and Series A-1 Preferred under a graduated conversion schedule at a reduced conversion price of $0.20 per share, in consideration for a waiver of the protective provisions set forth in Section 9 of the Amended and Restated Series A Certificate and the Amended and Restated Series A-1 Certificate.

The graduated conversion schedule provides that holders of the Series A Preferred and Series A-1 Preferred will have the option to voluntarily convert any or all of their shares of Series A Preferred and Series A-1 Preferred prior to August 1, 2021. In the event the holders of Series A Preferred and Series A-1 Preferred do not voluntarily convert their shares, such shares will automatically convert into Common Stock at a rate of 10% on the first day of each month, beginning on November 1, 2020 until August 1, 2021, at which time 100% of the Series A Preferred and Series A-1 Preferred will have automatically converted into Common Stock.

On September 28, 2020, the Company and the Investors executed the Purchase Agreement. Under the terms of the Purchase Agreement, at Closing, the holders of Series D Preferred will own approximately 50% of the voting securities of the Company on an as-converted basis, with the holders of the Common Stock and remaining classes of Preferred Stock owning the remaining approximate 50% on an as-converted basis. Additionally, all current members of the Company’s Board of Directors will resign upon Closing, with the exception of Kristin Taylor, the Company’s Chief Executive Officer, and the new members of the Board of Directors shall be appointed as follows: (i) the holders of Series D Preferred will appoint two directors; (ii) Kristin Taylor will remain on the Board of Directors; and (iii) Kristin Taylor and the two Series D Directors will appoint two additional, independent directors.

The Purchase Agreement contains covenants, requiring the Company to, among other things, file an application to list its Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on or before December 31, 2020, which listing requires the Company to effect the Reverse Split. No assurances can be given that the Company will be successful in its application to list its Common Stock on the NASDAQ Markets.

Summary of Designations, Preferences, and Rights of Series D Preferred

The Series D Preferred will rank senior to all Common Stock and all other present and future classes or series of capital stock, except for Series B Preferred, and upon liquidation will be entitled to receive the liquidation preference amount of $1,000 per share (subject to appropriate adjustments for any stock dividends, splits, combinations and similar events affecting the Series D Preferred) plus any accrued and unpaid dividends, before the payment or distribution of the Company’s assets or the proceeds thereof is made to the holders of any junior securities. Additionally, dividends on shares of Series D Preferred will be paid prior to any junior securities, and are to be paid at the rate of 4% per share per annum in the form of cash or shares of Series D Preferred. Holders of Series D Preferred shall vote together with holders of Common Stock on an as-converted basis, and not as a separate class, except (i) the holders of Series D Preferred, voting as a separate class, shall be entitled to elect two directors, (ii) the holders of Series D Preferred have the right to vote as a separate class regarding the waiver of certain protective provisions set forth in the Series D Certificate, and (iii) as otherwise required by law. Holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into Common Stock at any time that is at least ninety days following the issuance date, for which such shares of Common Stock issuable upon conversion of the Series D Preferred shall be subject to the following registration rights: (i) one demand registration starting three months after the Closing, (ii) two demand registrations starting one year after the closing, and (iii) unlimited piggy-back and Form S-3 registration rights with reasonable and customary terms.

QUESTIONS AND ANSWERS ABOUT THE RESTRUCTURING AND SERIES D FINANCING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Series D Financing and Restructuring contemplated thereby. These questions and answers may not address all questions that may be important to you as an ImageWare stockholder. Please refer to the additional information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to in this Information Statement

Q.
WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A.
The Majority Shareholders adopted the Corporate Actions and approved the Restructuring, which is anticipated to occur on or promptly after twenty days after this Information Statement is first mailed to shareholders. Applicable provisions of the DGCL require us to provide you with notice of the actions approved by the Majority Shareholders and adopting the Corporate Actions and information regarding the Restructuring and the Series D Financing, even though your vote or consent was neither required nor requested to adopt the Corporate Actions, approve the Purchase Agreement, or complete the Series D Financing.

Q.
WHY DID THE BOARD OF DIRECTORS APPROVE THE RESTRUCTURING AND SERIES D FINANCING?

A.
After careful consideration and evaluation of the Series D Financing, and the Restructuring contemplated by the Purchase Agreement, and, among other factors, in recognition of (i) the continued operating losses incurred by the Company, (ii) the availability of capital on terms acceptable to the Company, and (iii) the exhaustive financing process involving the Company, the Board of Directors determined the Series D Financing and Restructuring, contemplated by the Purchase Agreement, represented the best alternative for the Company to continue as a going concern and create value for its shareholders. The Board of Directors therefore determined that the Series D Financing and Restructuring were advisable and fair to the holders of the Company’s capital stock, taken as a whole.

Q.
WHY WAS I NOT ASKED TO VOTE ON CORPORATE ACTIONS?

A.
Under Section 251 of the DGCL, the Certificate of Incorporation and the Bylaws, the adoption of the Corporate Actions required the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote on the matter, and the affirmative vote of the holders of a majority of the Series A Preferred, Series A-1 Preferred, and Series C Preferred voting as a separate class.  Under Section 228 of the DGCL, unless otherwise provided in the corporation’s certificate of incorporation, any action that can be taken at an annual or special meeting of shareholders can be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares are present is delivered to the corporation at its principal place of business.

On September 28, 2020, the Majority Shareholders, which together beneficially own approximately 54.3% of the voting power of the issued and outstanding stock of the Company, 92.1% of the Series A Preferred, 94.9% of the Series A-1 Preferred, and 85% of the Series C Preferred delivered, or caused to be delivered to the Company written consents adopting the Corporate Actions and approving the Restructuring and the other transactions contemplated by the Purchase Agreement. Accordingly, the Corporate Actions and other transactions contemplated by the Purchase Agreement were adopted and approved by the requisite stockholder vote as of September 28, 2020. No further vote or approval of the shareholders of the Company is required with respect to the Corporate Actions, Series D Financing and other transactions contemplated by the Purchase Agreement.

Q.
WHO CAN HELP ANSWER MY QUESTIONS?

A.
If you have questions about the Corporate Actions or the Series D Financing after reading this Information Statement, please call the Company’s Corporate Secretary at (858) 673-8600.

DESCRIPTION OF CORPORATE ACTIONS
___________________________________

 CORPORATE ACTION NO. 1

AMENDING AND RESTATING THE SERIES A CERTIFICATE AND THE SERIES A-1
CERTIFICATE TO AMEND THE VOLUNTARY CONVERSION PROCESS AND ALLOW FOR AN AUTOMATIC CONVERSION OF
THE SHARES OF SERIES A PREFERRED AND SERIES A-1 PREFERRED INTO SHARES OF COMMON STOCK.

General

On August 21, 2020, the Board of Directors unanimously adopted resolutions approving an amendment to the Company’s Certificate of Incorporation by an amendment to Section 5 of each of the Series A Certificate and the Series A-1 Certificate (the “Preferred Amendment”) to, without limitation, (i) provide for an amended conversion price of $0.20 per share of Common Stock, (ii) amend the voluntary conversion process by providing a voluntary conversion window, beginning on the Closing of the Series D Financing and ending on August 1, 2021 (the “Conversion Period”), to voluntarily convert all shares of Series A Preferred and Series A-1 Preferred into Common Stock, and (iii) for holders of Series A Preferred and Series A-1 Preferred that do not voluntarily convert all shares of Series A Preferred and Series A-1 Preferred into Common Stock, a mandatory, automatic conversion of each such holder’s shares of Series A Preferred and Series A-1 Preferred at a rate of 10% per month beginning on November 1, 2020, with all shares converting by August 1, 2021. Furthermore, the dividends have been amended to reduce the specified rate from 10% to 4%, and are now payable only in Common Stock through the end of the Conversion Period. The Amended and Restated Series A Certificate and the Amended and Restated Series A-1 Certificate are set forth in their entirety as Annex B and Annex C, respectively, attached hereto, and are incorporated herein by this reference. The Amended and Restated Series A Certificate and the Amended and Restated Series A-1 Certificate will become effective upon filing of such certificates with the Secretary of State of the State of Delaware, which filing the Company currently plans to make as soon as reasonably practicable after twenty days following the date that this Information Statement is first mailed to shareholders.

Purpose and Rationale of the Preferred Amendment

The Company is in immediate need of additional capital in order to meet its working capital requirements and continue as a going concern. In addition, the Company’s capital structure consisting of several classes of equity securities, including Preferred Stock requiring the payment of dividends, presented a challenge to obtaining financing on terms acceptable to the Company. The Series D Financing and Restructuring would provide the Company with the necessary working capital to continue operations and execute its business plan, as more specifically set forth above in the Summary of the Series D Financing and Restructuring.

Due to the constraint placed upon the Company due to the numerous classes of Preferred Stock outstanding, the Investors, as a condition to the Closing the Series D Financing, required the conversion of the Series A Preferred and the Series A-1 Preferred into Common Stock and the exchange of Series C Preferred into Series D Preferred. Management believes that the conversion and/or exchange of its Preferred Stock into Common Stock or Series D Preferred, as the case may be, further benefits the Company by relieving the Company from its requirement to pay dividends on a quarterly basis to the Series A Preferred and Series A-1 Preferred at a rate of 8% if paid in cash and 10% if paid in shares of Common Stock, and Series C Preferred at a rate of 8% if paid in cash and 10% if paid in shares of Common Stock. As an incentive for the holders of Series A Preferred and Series A-1 Preferred to convert to Common Stock, management has agreed to the decrease the conversion price of the Series A Preferred and Series A-1 Preferred from $1.15 and $0.65, respectively, to $0.20 for each class, as well as provide holders of Series A Preferred and Series A-1 Preferred with the opportunity to receive dividends at a rate of 4%, in the form of Common Stock.

Based on a stated value per share of Series A Preferred Stock of $1,000 per share, as set forth in the Series A Certificate, and a proposed conversion price of $0.20 per share of Common Stock, each share of Series A Preferred will be convertible into 5,000 shares of Common Stock.

Based on a stated value per share of Series A-1 Preferred Stock of $1,000 per share, as set forth in the Series A-1 Certificate, and a proposed conversion price of $0.20 per share of Common Stock, each share of Series A-1 Preferred will be convertible into 5,000 shares of Common Stock.

The Series A Preferred and Series A-1 Preferred, as proposed to be amended, will convert into an aggregate of approximately 187,340,000 shares of Common Stock, resulting in substantial dilution to existing holders of our Common Stock.

Effect of Preferred Amendment

The Series A Certificate and Series A-1 Certificate, included as part of the Certificate of Incorporation, as currently in effect, does not provide for the automatic conversion of the Series A Preferred or Series A-1 Preferred into Common Stock.  As a result, the Preferred Amendment will have the effect of forcing the holders of Series A Preferred and Series A-1 Preferred to convert their holdings into shares of Common Stock when such holders would not otherwise voluntarily elect to exercise their right to convert. As a result, holders would lose certain favorable rights afforded holders of Series A Preferred and Series A-1 Preferred, including the preferential right to distributions, if any, in the event of a liquidation of the Company, as well as the right to receive dividends.

The following chart outlines certain rights and preferences to which the current holders of Series A Preferred and Series A-1 Preferred are entitled, and the impact on such rights and preferences in the event such shares are converted into Common Stock.  The description below is qualified in its entirety by reference to the Series A Certificate and the Series A-1 Certificate, which set forth all of the rights and preferences of the of Series A Preferred and Series A-1 Preferred.

The Series A Certificate was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 19, 2017, and amended by Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on September 13, 2018.

The Series A-1 Certificate was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on and July 9, 2020.

Only Section 1, Section 2, and Section 5 of each of the Series A Certificate and Series A-1 Certificate will be amended. The principal revision to Section 1 is the amendment set forth in Section 1(b) setting forth that the Series A Preferred and Series A-1 Preferred will rank junior to the newly issued Series D Preferred. The principal revision to Section 2 is the revision set forth in Section 2(a)(i) of each of the Series A Certificate and Series A-1 Certificate removing the right of the holders of Series A Preferred and Series A-1 Preferred to receive dividends in cash, as well as the modification of the definition of the "Specified Rate" resulting in a decrease in the dividend rate from 10% to 4% when paid in the form of Common Stock. The principal revision to Section 5 is the addition of the provision, in Section 5(a) of each of the Series A Certificate and the Series A-1 Certificate, that provides for a voluntary conversion window from November 1, 2020 to August 1, 2021, and the automatic conversion of the Series A Preferred and Series A-1 Preferred into Common Stock pursuant to the conversion schedule set forth in the table below. Certain other conforming revisions, and revisions deemed necessary for a holder of Series A Preferred and Series A-1 Preferred to understand the conversion process, have also been made to Section 5(a).   The revisions that a shareholder may consider important are, without limitation, set forth in the following chart.  The description of differences is illustrative only, and shareholders should read Annex B and Annex C attached to this Information Statement carefully.

Rights of Existing Series A Preferred and Series A-1 Preferred	Rights of Amended Series A Preferred and Series A-1 Preferred
Seniority – Only the Series B Preferred and the Series C Preferred rank senior to the Series A Preferred and Series A-1 Preferred.

Payment of Dividends – The Series A Certificate and the Series A-1 Certificate provide that holders may receive dividends at a Specified Rate of 8% in the form of cash or 10% if in the form of shares of Common Stock.

Voluntary Conversion – The Series A Certificate and the Series A-1 Certificate provide that the holders of Series A Preferred and Series A-1 Preferred may voluntarily convert their shares into the number of shares of Common Stock at a Conversion Price of $1.15 and $0.65, respectively.

Seniority – The Series D Preferred, along with the Series B Preferred and Series C Preferred, rank senior to the Series A Preferred and Series A-1 Preferred

Payment of Dividends – Holders of Series A Preferred and Series A-1 Preferred still may receive dividends, but at the Specified Rate of 4% and only in shares of Common Stock.

Voluntary Conversion – Series A Preferred and Series A-1 Preferred can be voluntary converted at any time from the Closing of the Series D Financing until August 1, 2021 (the "Optional Conversion Period"), into shares of Common Stock at the conversion price of $0.20.

Automatic Conversion – The Series A Certificate and Series A-1 Certificate do not provide for the automatic conversion of their shares into Common Stock.
Automatic Conversion – Beginning on November 1, 2020, the Series A Preferred and Series A-1 Preferred will automatically convert into Common Stock as follows:

November 1, 2020                                  10%
December 1, 2020                                   20%
January 1, 2021                                       30%
February 1, 2021                                     40%
March 1, 2021                                         50%
April 1, 2021                                           60%
May 1, 2021                                            70%
June 1, 2021                                            80%
July 1, 2021                                             90%
August 1, 2021                                        100%

While conversion of the Series A Preferred and Series A-1 Preferred into Common Stock upon consummation of the Series D Financing will result in the loss of certain rights by holders of Series A Preferred and Series A-1 Preferred, and substantial dilution to current holders of Common Stock, the Board of Directors believes that the financing flexibility provided the Company, among other factors, substantially offsets the effects of such loss and dilution, and positions the Company to obtain financing on terms far more favorable to the Company and its shareholders, thereby allowing the Company to execute is business plan and continue as a going concern.

CORPORATE ACTION NO. 2

AMENDING AND RESTATING THE SERIES C CERTIFICATE TO, WITHOUT LIMITATION,
AMEND THE CERTIFICATE OF DESIGNATIONS TO REQUIRE A DRAG-ALONG RIGHT TO FORCE
THE EXCHANGE OF SERIES C PREFERRED STOCK FOR SHARES OF SERIES D PREFERRED.

General

Effective as of September 28, 2020 the Board of Directors and Majority Shareholders approved and authorized amending and restating the Company’s Certificate of Incorporation by approving the Amended and Restated Series C Certificate to, without limitation, provide for a drag-along right whereby if at any time one or more holders of Series C Preferred then holding, in the aggregate, more than 50% of the outstanding shares of Series C Preferred, exchange all (but not less than all) of each such exchanging shareholder’s shares of Series C Preferred for shares of Series D Preferred, then such initiating shareholder(s), in their sole discretion, shall have the right to require that all the holders of Series C Preferred similarly exchange their shares of Series C Preferred into shares of Series D Preferred on identical terms and conditions to the majority shareholders that elected to exchange their Series C Preferred into Series D Preferred.

The Amended and Restated Series C Certificate is set forth in its entirety as Annex D attached hereto, and are incorporated herein by this reference.  The Amended and Restated Series C Certificate will become effective upon filing the Amended and Restated Series C Certificate with the Secretary of State of the State of Delaware, which filing the Company currently plans to make as soon as reasonably practicable after twenty days following the date that this Information Statement is first mailed to shareholders.

Purpose and Rationale of the Amended and Restated Series C Certificate

In order to facilitate the Series D Financing and expedite the transactions contemplated by the Purchase Agreement, all holders of Series C Preferred are required to exchange their shares of Series C Preferred for shares of Series D Preferred. Management and the Investors, many of which are current holders of Series C Preferred, determined that the inclusion of drag-along rights in the Amended and Restated Series C Certificate was the most efficient way to achieve the exchange of all shares of Series C Preferred for Series D Preferred, which will allow the Company to receive the much-needed infusion of working capital upon the Closing of the Series D Financing. In addition, the elimination of additional classes of Preferred Stock will improve the Company's balance sheet through a reduced obligation to pay dividends to the holders of numerous classes of Preferred Stock, and will further simplify the Company’s capital structure.

Based on a stated value per share of Series C Preferred of $10,000 per share, as set forth in the Series C Certificate, and a current conversion price of $1.00 per share, each share of Series C Preferred is currently convertible into 10,000 shares of Common Stock.

Effect of Amended and Restated Series C Certificate

The Series C Certificate, included as part of the Certificate of Incorporation of the Company, as currently in effect, does not provide for a drag-along right of the majority of the holders of Series C Preferred.  As a result, the Amended and Restated Series C Certificate will have the effect of forcing the holders of Series C Preferred to exchange all of their shares Series C Preferred for shares of Series D Preferred when such holders would not otherwise voluntarily elect to exchange their shares. The principal revision to Section 1 is to provide that the Series C Preferred will rank junior to the Series D Preferred, with the most material change being the addition of Section 9 into the Amended and Restated Series C Certificate which sets forth the drag-along rights discussed above.

While exchange of the Series C Preferred for Series D Preferred upon the election of the holders holding a majority of the Series C Preferred will result in the loss of certain rights by holders of Series C Preferred, and potential substantial dilution to current holders of Common Stock upon conversion of the Series D Preferred into Common Stock, the Board of Directors believes that the financing flexibility provided the Company, among other factors, substantially offsets the effects of such loss and dilution, and positions the Company to obtain financing on terms far more favorable to the Company and its shareholders, thereby allowing the Company to execute is business plan and continue as a going concern.

The original Series C Certificate was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 13, 2018.

CORPORATE ACTION NO. 3

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

Our Certificate of Incorporation currently authorizes a total of 345 million shares of Common Stock for issuance. Effective as of September 28, 2020 our Board of Directors and the Majority Shareholders approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 345 million shares to 1.0 billion shares, resulting in a total increase of 655 million shares of Common Stock. The Company is not increasing the number of authorized shares of Preferred Stock. The increase in the number of authorized shares of Common Stock will become effective upon filing the Amended and Restated Certificate with the Delaware Division of Corporations, which will reflect the 655 million share increase in the number of authorized shares of our Common Stock. We expect to file the Amended and Restated Certificate with the State of Delaware as soon as practicable after twenty days following the date that this Information Statement is first mailed to shareholders. The Amended and Restated Certificate is provided with this Information Statement as Annex E.

Purpose of and Rationale for Capital Increase

The objective of the Capital Increase is to ensure that we have a sufficient number of shares authorized for future issuances, including, by way of example, to ensure that we have a sufficient number shares of Common Stock to issue in connection with the Series D Financing and Restructuring, as well as future equity financings and strategic acquisitions. In addition, our objective is to ensure we have a sufficient number of authorized shares of Common Stock that may be issued upon conversion of currently issued and outstanding derivative securities.

Currently, the Company has sufficient authorized and unissued shares of Common Stock to provide for the conversion of all outstanding derivative securities at the stated and respective conversion prices and/or conversion rates. However, if the Amended and Restated Certificate increasing the authorized number of shares of Common Stock were not approved, the Company would not have a sufficient number of authorized shares of Common Stock to provide for the conversion of all outstanding derivative securities at the amended conversion prices set forth above in Corporate Action No. 1, specifically, the conversion of Series A Preferred and Series A-1 Preferred into Common Stock at the amended conversion price of $0.20 per share.

As of September 4, 2020, there were approximately 137,162,877 shares of Common Stock issued and outstanding, and another 63,770,333 shares required to be issued under our incentive plans, Common Stock purchase warrants, outstanding shares of Preferred Stock, convertible promissory notes and other written agreements. Specifically, as of the Record Date:

●
137,162,877 shares of our Common Stock were issued and outstanding;

●
54,765,384 of our Common Stock were reserved for issuances upon conversion of our Preferred Stock;

●
9,107,946 shares of our Common Stock are required to be issued upon exercise of outstanding Common Stock purchase warrants, options and other written agreements.

To allow for the conversion of all of our outstanding derivative securities, and to provide the Company with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers and other corporate purposes, our Board of Directors believes the number of shares of Common Stock available for issuance should be increased in order to avoid the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of Common Stock arises. Such a delay might deny us the flexibility that the Board of Directors views as important in facilitating the effective use of our securities.

In addition to shares of Common Stock issuable upon conversion or exercise of our outstanding derivative securities, and the shares issuable pursuant to the Series D Financing and Restructuring, we may desire to issue and sell shares of our Common Stock in capital raising transactions to fund our working capital requirements. These financings are often conducted at a discount to the prevailing market price of our Common Stock. The last reported sales price of our Common Stock was $0.12 per share on September 4, 2020, as reported on the OTCQB Marketplace. As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, may require that a substantial number of shares of Common Stock be available for issuance. These financing transactions may also result in substantial dilution to the Company’s existing shareholders. Financing transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that the issuance of shares of Common Stock is desirable and in the best interests of shareholders. Although the Company will seek additional sources of working capital, the Company currently does not have any commitments, arrangements, understandings or agreements, written or oral, regarding the issuance of additional shares of Common Stock.

Effect of Capital Increase

The increase of our authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. Our Board of Directors may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of our shareholders, except as provided under the DGCL or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock is then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current shareholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, in the event additional shares are issued in transactions that position us to take advantage of favorable business opportunities or provide working capital sufficient to allow us to pursue and/or expand our business plan, the market price of our Common Stock may increase.

The Capital Increase will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common and Preferred Stock.

Anti-Takeover Effects

Although the Capital Increase is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable our Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which our Board of Directors determines is not in the best interests of the Company and its shareholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuance of shares of our Common Stock without further action by the shareholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Common Stock.

CORPORATE ACTION NO. 4

ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Effective as of September 28, 2020, our Board of Directors and the Majority Shareholders approved and authorized the Amended and Restated Certificate substantially in the form attached hereto as Annex E.

Purpose and Rationale of the Amendment and Restatement of the Certificate of Incorporation

The objective of the Amended and Restated Certificate is to give effect to the Capital Increase. Since its initial incorporation, the Company has gone through several amendments to its charter documents. The Amended and Restated Certificate is intended to incorporate into one single, simplified document, all current charter provisions for the Company.

Effect of the Amendment and Restatement of the Certificate of Incorporation

The Amended and Restated Certificate will amend the current Certificate of Incorporation to give effect to the Capital Increase. The Amended and Restated Certificate further amends the Certificate of Incorporation through the addition of Section 12, in which the Company renounces its interest or expectancy in any matter, transaction, or interest that is presented, acquired, created or developed by a non-employee director or holder of Preferred Stock that is not an employee.

In addition, the Amended and Restated Certificate includes a new Section 13, which provides that Delaware is the exclusive jurisdiction, and the Delaware Court of Chancery as the exclusive forum, for all disputes relating to the internal affairs of the Company, and the federal district courts of United States of America as the exclusive forum for the resolution of any causes of action arising under the Securities Act. New Section 13 is not intended to apply to derivative actions brought by shareholders for claims arising under the Exchange Act, as the federal district courts have exclusive jurisdiction over all matters arising thereunder.

The revisions that a shareholder may consider important are, without limitation, set forth in the following chart.  The description of differences is illustrative only, and shareholders should read Annex E attached to this Information Statement carefully.

Existing Rights under Certificate of Incorporation	Rights under Amended and Restated Certificate
Authorized Shares – The authorized number of shares of Common Stock is 345 million	Authorized Shares – The authorized number of shares of Common Stock is increased to 1.0 billion

Corporate Opportunities – The Certificate of Incorporation did not have a clause renouncing corporate opportunities
Corporate Opportunities – The Amended and Restated Certificate sets forth that the Company renounces its interest or expectancy in any matter, transaction, or interest that is presented, acquired, created or developed by a non-employee director or holder of Preferred Stock that is not an employee.

Exclusive Jurisdiction – The Certificate of Incorporation did not include a provision regarding exclusive jurisdiction.
Exclusive Jurisdiction – The Amended and Restated Certificate sets forth that Delaware is the exclusive jurisdiction, and the Delaware Court of Chancery as the exclusive forum, for all disputes relating to the internal affairs of the Company, and the federal district courts of United States of America as the exclusive forum for the resolution of any causes of action arising under the Securities Act. This provision does not affect the jurisdiction for claims brought under the Exchange Act over which federal courts have exclusive jurisdiction

Amendment of Certificates of Designation for Preferred Stock – Any amendments to certificates of designation for Preferred Stock has to be approved by the holders of Common Stock and the respective class of Preferred Stock.

Amendment of Certificate of Designation for Preferred Stock – The Amended and Restated Certificate requires only the vote of the respective class of Preferred Stock to amend that class's certificate of designation.

Effective Time of the Amendment and Restatement of the Certificate of Incorporation

The Amended and Restated Certificate will become effective on the date that it is accepted for filing by the Delaware Secretary of State. The text of the Amended and Restated Certificate is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the amendments set forth in this Corporate Action.

Our Board of Directors expects to file the Amended and Restated Certificate promptly, but not sooner than twenty calendar days after this Information Statement has been first mailed or otherwise delivered to shareholders entitled to receive notice thereof.

CORPORATE ACTION NO. 5

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE OUR BOARD
OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT

General

Effective as of September 28, 2020 (the “Approval Date”), our Board of Directors and the Majority Shareholders approved resolutions that authorizes our Board of Directors, in its sole and absolute discretion, without further action of the shareholders, to amend our Certificate of Incorporation to implement a reverse stock split of our issued and outstanding Common Stock, at a specific ratio, ranging from one-for-thirty (1:30) to one-for-one hundred (1:100), (the “Approved Split Ratio”), within one year from the Approval Date.  If implemented, the Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding. In addition, in the event the Reverse Split is implemented, the number of authorized shares of Common Stock will similarly be reduced by the Approved Split Ratio selected by our Board of Directors.

Accordingly, our Board of Directors currently has the authority, but not the obligation, in its sole and absolute discretion, and without further action on the part of the shareholders, to affect the Reverse Split by filing a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State on or before the one-year anniversary of the Approval Date subject to the requirements of Regulation 14C under the Exchange Act. If the Amendment has not been filed with the Delaware Secretary of State on or before the one-year anniversary of the Approval Date, the Board of Directors will abandon the Reverse Split.

  Purpose and Rationale for the Reverse Split

The Purchase Agreement contains covenants, requiring the Company to, among other things, file an application to list its Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on or before December 31, 2020, which listing requires the Company to effect the Reverse Split in order to increase the price of our Common Stock as currently quoted on the OTCBB to at least $3.00 per share. No assurances can be given that the Company will be successful in its application to list its Common Stock on the NASDAQ Markets.

Other Effects. The Board of Directors also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of the Company’s Common Stock. The Reverse Split could help increase analyst and broker’s interest in Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Reverse Split

We cannot assure you that the Reverse Split will increase the price of our Common Stock.

If the Reverse Split is implemented, our Board of Directors expects that it will increase the market price of our Common Stock. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of a $3.00 bid price necessary to list our Common Stock on the NASDAQ Market, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split.

A decline in the market price of our Common Stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

 The Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Stock Split

If the Board of Directors determines that it is in the best interests of the Company and its shareholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board of Directors, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-thirty (1:30) or exceed a ratio of one-for-one hundred (1:100). In determining which Approved Split Ratio to use, the Board of Directors will consider numerous factors, including the historical and projected performance of our Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split. The Board of Directors will also consider the impact of the Approved Split Ratio on investor interest. The purpose of selecting a range is to give the Board of Directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of the Record Date, after completion of the Reverse Split, we will have approximately between 4,572,096 and 1,371,629 shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by the Board of Directors.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all shareholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% (assuming there are no other shares of Common Stock issuable upon exercise or conversion of any other derivative securities that are issued) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of shareholders of record also will not be affected by the proposed Reverse Split.

The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 1:30 to 1:100 Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of the Record Date. The number of shares of Common Stock authorized, as well as the number of shares of Common Stock authorized but unissued and unreserved will decrease by the same ratio as the Approved Split Ratio.

	Current	After a 1:30 Reverse Split	After a 1:40 Reverse Split	After a 1:60 Reverse Split	After a 1:80 Reverse Split	After a 1:100 Reverse Split
Common Stock Authorized	345,000,000	11,500,000	8,625,000	5,750,000	4,312,500	3,450,000
Common Stock Issued and Outstanding	137,162,877	4,572,096	3,429,071	2,286,048	1,714,536	1,371,629
Number of Shares of Common Stock Reserved for Issuance	63,770,333	2,125,678	1,594,258	1,062,839	797,129	637,703
Number of Shares of Common Stock Authorized but Unissued and Unreserved	144,066,791	4,802,226	3,601,670	2,401,113	1,800,835	1,440,668
Price per share, based on the closing price of our Common Stock on 4, 2020	$0.12	$3.60	$4.80	$7.20	$9.60	$12.00

After the effective date of the Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on OTCQB under the symbol “IWSY,” although it is likely that OTC Marketplace would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Warrants

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding derivative securities issued by the Company, in accordance with the Approved Split Ratio (all figures are as of September 4, 2020 and are on a pre-Reverse Split basis), including warrants to purchase 928,779 shares of Common Stock.

The adjustments to the warrants, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

As of the Record Date, we had 2,474,670 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 1999 Stock Award Plan (the “1999 Plan”) and 2020 Omnibus Equity Incentive Plan (the “2020 Plan” and collectively with the 1999 Plan, the “Plans”), as well as 27,228,934 shares of Common Stock available for issuance under the 2020 Plan. Pursuant to the terms of the 2020 Plan, the Board of Directors, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2020 Plan will be similarly adjusted.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Certificate of Amendment to the Amended and Restated Certificate with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our shareholders, into new shares of Common Stock in accordance with the Approved Split Ratio.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share. For example, assuming the Board of Directors elected to consummate an Approved Split Ratio of 1:30, if a shareholder held less than thirty shares of Common Stock immediately prior to the Reverse Split, then such shareholder would be issued one share of Common Stock in lieu of a fractional share.

Record and Beneficial Shareholders

If our Board of Directors elects to implement the Reverse Split, shareholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split. Non-registered shareholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered shareholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If our Board of Directors elects to implement the Reverse Split, shareholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board of Directors. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD
NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.01 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board of Directors, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board of Directors. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

The Company’s shareholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to this Action and we will not independently provide our shareholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a Reverse Split to our shareholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a Reverse Split will vary among shareholders. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

DESCRIPTION OF OUR SECURITIES

General

Our Certificate of Incorporation authorizes the issuance of up to 345,000,000 shares of our Common Stock, and 5,000,000 shares of Preferred Stock.

Common Stock

This section describes the general terms of our Common Stock that we may offer from time to time. For more detailed information, a holder of our Common Stock should refer to our Amended and Restated Certificate, set forth as Appendix E to this Information Statement, and to our Bylaws, a copy of which is filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K.

As of September 4, 2020, we had 137,162,877 shares of Common Stock issued and outstanding. Our authorized but unissued shares of Common Stock are available for issuance without action by our shareholders. All shares of Common Stock now outstanding are fully paid and non-assessable.

Except as otherwise expressly provided in our Certificate of Incorporation, or as required by applicable law, all shares of our Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of Common Stock are fully paid and nonassessable.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available, when, as and if declared by our Board of Directors. To date, we have not paid any dividends on our Common Stock. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs. The holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the shareholders, including the election of directors. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding Common Stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our Certificate of Incorporation.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of Preferred Stock, as well as Preferred Stock that we may offer from time to time. We will file a copy of the certificate of designation that contains the terms of each new series of Preferred Stock with the SEC each time we issue a new series of Preferred Stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our Preferred Stock should refer to the applicable certificate of designations, filed with the SEC as exhibits to the Company’s Annual Report on Form 10-K.

Our Board of Directors has designated four series of Preferred Stock; (i) Series A Preferred, (ii) Series A-1 Preferred, (iii) Series B Preferred, and (iv) Series C Preferred. As of September 4, 2020, there were 19,320 shares of Series A Preferred issued and outstanding, 18,148 shares of Series A-1 Preferred issued and outstanding, 239,400 shares of series B Preferred issued and outstanding and 1,000 shares of Series C Preferred issued and outstanding.

Our Board of Directors has the authority, without action by our shareholders to designate and issue Preferred Stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of our Preferred Stock upon the rights of holders of our Common Stock until our Board of Directors determines the specific rights of the holders of our Preferred Stock. However, the effects might include, among other things:

●
restricting dividends on our Common Stock;

●
diluting the voting power of our Common Stock;

●
impairing the liquidation rights of our Common Stock; or

●
delaying or preventing a change in control of our Company without further action by our shareholders.

 Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for our Series A Preferred and Series A-1 Preferred is EQ U.S. The transfer agent’s address is 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209. The transfer agent for our Series B Preferred and Series C Preferred is the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 4, 2020, we had five classes of voting stock outstanding: (i) Common Stock; (ii) our Series A Preferred; (iii) our Series A-1 Preferred; (iv) our Series B Preferred; and (v) our Series C Preferred. The following tables sets forth information regarding shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series C Preferred, and Common Stock beneficially owned as of September 4, 2020 by:

(i)
Each of our officers and directors (the “Named Executive Officers”);

(ii)
All officer and directors as a group; and

(iii)
Each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock, Series A Preferred, Series A-1 Preferred, Series B Preferred, and Series C Preferred. Percent ownership is calculated based on 19,320 shares of Series A Preferred, 18,148 shares of Series A-1 Preferred, 239,400 shares of Series B Preferred, 1,000 shares of Series C Preferred and 137,192,877 shares Common Stock outstanding as of September 4, 2020.

Beneficial Ownership of Series A Preferred Name, Address and Title (if applicable) (1)	Series A Preferred Stock (2)	% Ownership of Class (2)

Directors and Named Executive Officers:
S. James Miller, Jr., Chair of the Board	50	*

Neal Goldman, Director	4,717	24.94%
Total beneficial ownership of directors and officers as a group (9 persons):	4,767	24.7%

5% Shareholders:
Charles Frischer 4404 52nd Avenue NE Seattle, WA 98105	1,552	8.0%
Robert T. Clutterbuck 1360 East 9th Street, Suite 1250 Cleveland, OH 44114	1,073	5.6%
CF Special Situation Fund I, LP (3) 1360 East 9th Street, Suite 1250 Cleveland, OH 44114	2,802	14.5%
CAP 1 LLC (4) 14000 Quail Spring Parkway, Suite 2200 Oklahoma City, OK 73134	1,500	7.8%
Richard Leahy 322 Pilots Point Mt. Pleasant, SC 29464	1,000	5.2%

* less than 1%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series A Preferred are excluded from this table. The business address of each of the executive officers and directors is 13500 Evening Creek Drive N., Suite 550, San Diego, CA 92128.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)
Robert T. Clutterbuck is President of CF Special Situation Fund I, LP.

(4)
Mr. David Sackler, President of CAP I LLC, may be deemed to have voting and investment discretion over the securities identified herein.

Beneficial Ownership of Series A-1 Preferred Name, Address and Title (if applicable) (1)	Series A Preferred Stock (2)	% Ownership of Class (2)

Directors and Named Executive Officers:
S. James Miller, Jr., Chair of the Board	50	*

Neal Goldman, Director	4,717	26.0%
Total beneficial ownership of directors and officers as a group (9 persons):	4,767	26.3%

5% Shareholders:
Charles Frischer 4404 52nd Avenue NE Seattle, WA 98105	1,553	8.6%
Robert T. Clutterbuck 1360 East 9th Street, Suite 1250 Cleveland, OH 44114	1,045	5.8%
CF Special Situation Fund I, LP (3) 1360 East 9th Street, Suite 1250 Cleveland, OH 44114	2,803	15.4%
CAP 1 LLC (4) 14000 Quail Spring Parkway, Suite 2200 Oklahoma City, OK 73134	1,500	8.3%
Richard Leahy 322 Pilots Point Mt. Pleasant, SC 29464	1,000	5.5%

* less than 1%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series A-1 Preferred are excluded from this table. The business address of each of the executive officers and directors is 13500 Evening Creek Drive N., Suite 550, San Diego, CA 92128.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)
Robert T. Clutterbuck is President of CF Special Situation Fund I, LP.

(4)
Mr. David Sackler, President of CAP I LLC, may be deemed to have voting and investment discretion over the securities identified herein.

Beneficial Ownership of Series B Preferred Name, Address and Title (if applicable) (1)	Series B Preferred Stock (2)	% Ownership of Class (2)
Darrelyn Carpenter	28,000	12%
Frederick C. Orton	20,000	8%
Howard Harrison	20,000	8%
Wesley Hampton	16,000	7%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series B Preferred are excluded from this table. The business address of each of the executive officers and directors is 13500 Evening Creek Drive N., Suite 550, San Diego, CA 92128.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Beneficial Ownership of Series C Preferred Name, Address and Title (if applicable) (1)	Series C Preferred Stock (2)	% Ownership of Class (2)
Blackwell Partners LLC – Series A (3) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	128	12.8%
Geode Capital Management LP 1 Post Office Square, 20th Floor Boston, MA 02109	100	10.0%
Nantahala Capital Partners Limited Partnership (3) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	54	5.4%
Nantahala Capital Partners II Limited Partnership (3) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	112	11.2%
Nantahala Capital Partners SI LP (3) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	397	39.7%
Shellback Financial, LLC 16405 45th Avenue North Minneapolis, MN 55446	100	10.0%
Silver Creek CS SAV, L.L.C. (3) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	59	5.9%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series C Preferred are excluded from this table.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners that they are themselves beneficial owners of these shares of Series C Preferred for purposes of Section 13(d) of the Exchange Act or any other purpose.

Beneficial Ownership of Common Stock Name and Address	Number of Shares (1)	Percent of Class (2)

Directors and Named Executive Officers:
S. James Miller, Jr., Chair of the Board (3)	1,984,162	1.4%
David Carey, Director (4)	127,814	*
Neal Goldman, Director (5)	49,295,378	32.6%
G. Steve Hamm, Director (6)	125,400	*
Dana W. Kammersgard, Director (7)	105,000	*
David Loesch, Director (8)	156,022	*
Kristin Taylor, Chief Executive Officer	0	*
Jonathan D. Morris, Chief Financial Officer	0	*

Total beneficial ownership of directors and Named Executive Officers as a group (8 persons):	51,793,776	37.7%

* less than 1%

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof, or which will not become vested or exercisable within 60 days of September 4, 2020.

(2)
Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 137,162,877 shares of Common Stock outstanding as of September 4, 2020. Options that are presently exercisable or exercisable within 60 days of September 4, 2020 are deemed to be beneficially owned by the stockholder holding the options for the purpose of computing the percentage ownership of that stockholder, but are not treated as outstanding for the purpose of computing the percentage of any other stockholder.

(3)
Includes 75,201 shares held jointly with spouse, 196,878 shares issuable for vested restricted stock units, each vested within 60 days of September 4, 2020, 43,479 shares issuable upon the conversion of Series A Preferred, 76,925 shares issuable upon the conversion of Series A-1 Preferred, 630,578 shares issuable upon conversion of certain convertible promissory notes and 3,987 shares issuable upon the exercise of warrants.

(4)
Includes 21,128 shares issuable for vested restricted stock units, each vested within 60 days of September 4, 2020.

(5)
Includes 19,250 shares issuable for vested restricted stock units, each vested within 60 days of September 4, 2020, 4,101,740 shares issuable upon the conversion of Series A Preferred, and 7,256,924 shares issuable upon the conversion of Series A-1 Preferred. Mr. Goldman exercises sole voting and dispositive power over 33,298,556 shares, and shared voting and dispositive power over 3,147,700 reported shares, of which 3,000,000 shares are owned by the Goldman Family 2012 GST Trust and 147,700 shares are owed by The Neal and Marlene Goldman Foundation, 3,359,337 shares issuable upon the conversion of Convertible Notes and 376,128 shares issuable upon the exercise of warrants.

(6)
Includes 21,128 shares issuable for vested restricted stock units, each vested within 60 days of September 4, 2020.

(7)
Includes 19,500 shares issuable for vested restricted stock units, each vested within 60 days of September 4, 2020.

(8)
Includes 21,128 shares issuable for vested restricted stock units, each vested within 60 days of September 4, 2020.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address first noted in this Information Statements, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

ANNEX A

IMAGEWARE SYSTEMS, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 28, 2020 (the “Effective Date”), is made by and among ImageWare Systems, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the signature pages hereto (each, a “Signature Page” and collectively the “Signature Pages”).

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”);

WHEREAS, upon satisfaction of certain conditions, the Purchasers, severally and not jointly, desire to purchase, and the Company desires to issue and sell to the Purchasers, upon the terms and subject to the conditions set forth in this Agreement, an aggregate of Fifteen Thousand (15,000) shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), for $1,000 per share, which Preferred Stock shall have the rights, preferences and privileges set forth in the Company’s Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) filed with the Secretary of State for the State of Delaware on or prior to the Closing Date, and substantially in the form of Exhibit A attached hereto;

WHEREAS, the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Preferred Stock are referred to herein as the “Conversion Shares.” The Preferred Stock and the Conversion Shares are collectively referred to herein as the “Securities” and each of them may individually be referred to herein as a “Security”, and the shares of Common Stock issued or issuable to the holders of Preferred Stock as dividends in accordance with the terms and conditions set forth in the Certificate of Designation are referred to herein as “Dividend Shares”; and

WHEREAS, in connection with the execution of this Agreement, the Company has entered into an Escrow Agreement, dated as of the Effective Date, an executed copy of which is attached hereto as Exhibit B (the “Escrow Agreement”), with Citibank, N.A. (the “Escrow Agent”), pursuant to which the Escrow Agent will act as Escrow Agent with respect to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase and Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1(d) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, such number of shares of Preferred Stock as is set forth on such Purchaser’s Signature Page, for a purchase price (as to each Purchaser, the “Purchase Price”) equal to $1,000 per share of Preferred Stock.

(b) Deliverables as of the Effective Date. As of the Effective Date, the parties hereto acknowledge and agree that the following has occurred:

(i) Escrow Agreement. (A) The Company and the Escrow Agent have executed such party’s Signature Page to the Escrow Agreement and delivered the same to the other parties hereto, (B) each Purchaser has delivered to the Escrow Agent the full amount of such Purchaser’s applicable Initial Purchase Price (defined below) and (C) the Company has delivered to the Escrow Agent the wire transfer instructions set forth on Exhibit C.

(ii) Registration Rights Agreement. The Company and each Purchaser have executed such party’s Signature Page to the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), and delivered executed copies of the same to the other parties hereto. The Registration Rights Agreement shall be effective upon Closing.

(iii) Series C Exchange Agreement. The Company and the applicable holders of the Company’s Series C Convertible Preferred Stock (the “Series C Holders”) have executed the Series C Exchange Agreement, an executed copy of which is attached hereto as Exhibit E (the “Exchange Agreement”), and the Purchasers shall have received an executed copy thereof. The transactions contemplated by the Exchange Agreement shall have occurred, or concurrently with the Closing, will occur.

(iv) Term Loan and Security Agreement. The Company and each Purchaser have entered into that certain Term Loan Security Agreement, an executed copy of which is attached hereto and which is attached hereto as Exhibit F (the “Term Loan and Security Agreement”), which provides for the bridge loan to the Company (the “Bridge Loan”). The amount of the Bridge Loan shall be referred to as the “Bridge Loan Amount.”

(v) Written Consent. The Requisite Shareholders have executed a written consent approving and adopting the applicable New Organizational Documents (defined below) which require shareholder approval, an executed copy of which is attached hereto as Exhibit G (including the documents and transactions authorized therein, the “Written Consent”). For the purposes of this Agreement, “Written Consent” shall refer to, individual and collectively, the Written Consent of each Stockholder Group (defined below) included as part of Exhibit G.

(c) Additional Purchasers. At any time after the Effective Date, one or more additional Purchasers (“Additional Purchasers”) may become a party hereto by (i) executing and delivering to the Company and each other Purchaser (A) a Joinder Agreement in substantially the form attached hereto as Exhibit K, and (B) a signature page to the Registration Rights Agreement and Term Loan Agreement, and (ii) delivering such Additional Purchaser’s Initial Purchase Price to the Escrow Agent. Immediately upon (i) execution and delivery of such Joinder Agreement and (ii) payment of such Additional Purchaser’s Initial Purchase Price (and without any further action), each such Additional Purchaser will become a party to this Agreement and have all of the rights and obligations of a Purchaser hereunder, and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement. Notwithstanding the foregoing, no Additional Purchasers will be permitted to be a party to this Agreement to the extent such Additional Purchaser’s proposed Purchase Price would cause Total Purchase Price (including the Purchase Price of all Additional Purchasers) to exceed $15,000,000 without the express written consent of the Company.

(d)

(e) The Closing. Closing of the Transactions (the “Closing”) shall occur on the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Closing, and all conditions precedent to (i) the Purchasers’ obligation to deliver the Closing Purchase Price (defined below) of the Preferred Stock to the Company, as set forth in Section 7, and (ii) the Company’s obligations to deliver the Preferred Stock set forth in Section 6, in each case, have been satisfied or waived. The day on which the Closing occurs shall be the “Closing Date.”

(f) Definitions. Unless the context otherwise requires, the terms defined in this Section 1(e) shall, for the purposes of this Agreement, have the meanings herein specified.

(i) “Accrued Interest Deduction” means, as to each Purchaser, an amount equal to the product of (A) the total amount of interest which has accrued on the Bridge Loan Amount pursuant to the terms of the Term Loan and Security Agreement as of the Closing Date, and (B) a fraction, the numerator of which is such Purchaser’s Initial Purchaser Price and the denominator of which is the Bridge Loan Amount.

(ii) “Closing Purchase Price” means, as to each Purchaser, an amount equal to (A) such Purchaser’s Purchase Price, less (B) the sum of (1) such Purchaser’s Initial Purchase Price and (2) such Purchaser’s Accrued Interest Deduction.

(iii) “Initial Purchase Price” means, as to each Purchaser, an amount equal to the product of (A) such Purchaser’s Purchase Price, and (B) 0.20.

(iv) “New Organizational Documents” includes each of the following amended and restated Organizational Documents (defined below): (A) the amended and restated Certificate of Incorporation of the Company, in substantially the form attached as Exhibit E to the Written Consent (the “Amended & Restated Certificate of Incorporation”); (B) the amended and restated Certificates of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company, in substantially the form attached as Exhibit B to the Written Consent (the “Amended and Restated Series A Certificate of Designation”); (C) the amended and restated Certificates of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock of the Company, in substantially the form attached Exhibit C to the Written Consent (the “Amended and Restated Series A-1 Certificate of Designation”); (D) the amended and restated Certificates of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of the Company, in substantially the form attached as Exhibit D to the Written Consent] (the “Amended and Restated Series C Certificate of Designation”); and (E) the Series D Certificate of Designation.

(v) “Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.

(vi) “Requisite Shareholders” means the minimum number of shareholders of the Company required to approve the New Organizational Documents as required by the Company’s current Organizational Documents and applicable law (as determined by the Holder Representative in its sole discretion). The term “Requisite Shareholders” means, individually and collectively, each of the following groups of stockholders (each, a “Stockholder Group”), each voting as a separate class: (a) stockholders owning at least fifty percent (50%) of the Company’s outstanding capital stock on an as-converted basis; (b) holders owning not less than two-thirds (2/3rd) of the Series A Convertible Preferred Stock; (c) holders owning at least fifty percent (50%) of the Company’s Series A-1 Convertible Preferred Stock; and (d) fifty percent (50%) of the Series C Holders.

(vii) “Total Purchase Price” means the aggregate Purchase Price of all Purchasers.

(viii) “Transaction Documents” mean this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Term Loan and Security Agreement, the Exchange Agreement and the New Organizational Documents.

(ix) “Transactions” means the transaction contemplated by this Agreement and each of the Transaction Documents.

2. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser, severally, but not jointly, represents and warrants to the Company as follows:

(a) Purchase for Own Account, Etc. Such Purchaser is purchasing the Securities for such Purchaser’s own account for investment purposes only and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and is capable of evaluating the merits and risks of its investment in the Company. Such Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b) Accredited Investor Status. Such Purchaser is an “Accredited Investor”, as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d) Information. All materials relating to the business, finances and operations of the Company (including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q) and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel have been made available to such Purchaser and its counsel, if any. Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of such Purchaser’s representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Purchaser understands that its investment in the Securities involves a high degree of risk, including the risk of loss of its entire investment in the Securities.

(e) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Transfer or Resale. Such Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (including any successor rule, “Rule 144”); or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and that is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(g) Authorization; Enforcement. This Agreement, the Registration Rights Agreement, the Escrow Agreement and the Exchange Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(h) Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser’s name on the Signature Page hereto executed by such Purchaser.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the Disclosure Schedule attached to this Agreement (the “Disclosure Schedule”), the Company represents and warrants to each Purchaser as follows:

(a) Organization and Qualification; Subsidiaries. The Company and each of its subsidiaries listed on Section 3(a) of the Disclosure Schedules ]collectively, the “Subsidiaries”) is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have, or would reasonably be expected to result in, a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, results, or would reasonably be likely to result, in a material adverse effect on (i) the Securities or the Dividend Shares, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the condition (financial or otherwise) or the earnings, prospects, business, properties, surplus or results of operations of the Company and its Subsidiaries.

(b) Authorization; Enforcement. Other than the Written Consent, (i) the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Preferred Stock in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Stock in accordance with the terms thereof and to issue the Dividend Shares in accordance with the Series D Certificate of Designation and the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”); (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the Transactions (including, without limitation, the issuance of the Preferred Stock and the issuance and reservation for issuance of the Conversion Shares and the Dividend Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors or any of the stockholders of the Company is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. Other than the Written Consent, neither the execution, delivery or performance by the Company of its obligations under this Agreement or the other Transaction Documents, nor the consummation by it of the Transactions (including, without limitation, the issuance of the Preferred Stock, or the issuance or reservation for issuance of the Conversion Shares and the Dividend Shares) requires any consent or authorization of the Company’s stockholders.

(c) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, all securities exercisable or exchangeable for, or convertible into, any shares of capital stock of the Company (“Convertible Securities”), the number of shares issuable and reserved for issuance pursuant to Convertible Securities, any shares of capital stock and the number of shares reserved for issuance upon conversion of the Preferred Stock, is set forth in Section 3(c) of the Disclosure Schedule. All such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such Convertible Securities will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Dividend Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as set forth on Section 3(c) of the Disclosure Schedule, (i) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem any security of the Company; and (iv) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements. Section 3(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities and the Dividend Shares in accordance with the terms of this Agreement or the Series D Certificate of Designation. Other than the Written Consent, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. The Company can furnish, upon request, true and correct copies of the Company’s Certificate of Incorporation, the Company’s Bylaws as in effect on the date hereof (the “Bylaws”), and all other instruments and agreements governing any Convertible Securities. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

(d) Issuance of Securities. Subject to the Written Consent, the Preferred Stock is duly authorized and, upon issuance in accordance with the terms of this Agreement and the Series D Certificate of Designation, (i) will be validly issued and free from all taxes, liens, claims, transfer restrictions, and encumbrances (other than restrictions on transfer contained in this Agreement or the Series D Certificate of Designation), (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other Person (as defined below) and (iii) will not impose personal liability on any holder thereof. The Conversion Shares and the Dividend Shares are duly authorized and reserved for issuance, and, upon issuance of the Dividend Shares or conversion of the Preferred Stock, in each case in accordance with the terms of the Series D Certificate of Designation, (x) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, transfer restrictions, and encumbrances (other than restrictions on transfer contained in this Agreement), (y) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other Person and (z) will not impose personal liability upon any holder thereof. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), and subject to Section 4(k), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, the offer, issue, sale, execution or delivery of the Securities and the Dividend Shares, or the performance by the Company of its obligations under this Agreement. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, association, trust, joint venture or any other entity, or a governmental agency or political subdivision thereof.

(e) No Conflicts. Except as set forth on Section 3(e) of the Disclosure Schedule, and subject to the Written Consent, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the Transactions (including, without limitation, the issuance of the Preferred Stock, and the issuance and reservation for issuance of the Conversion Shares and the Dividend Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or any Subsidiary.

(f) Compliance. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser (or any of its respective affiliates) owns any of the Securities or Dividend Shares, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate have not had and would not materially affect the Company or any of its Subsidiaries. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities that are material to the conduct to their business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit. The Company has complied in all material respects with and is not in default or violation in any material respect of, and is not, to the Company’s knowledge, under investigation with respect to or has not been, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority. Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Company or any of its Subsidiaries.

(g) SEC Documents, Financial Statements. Except as set forth on Section 3(g) of the Disclosure Schedules, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act and/or the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated there in or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements)and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. For purposes of this Agreement, “Select SEC Documents” means the Company’s (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (B) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, (C) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, and (D) all Current Reports on Form 8-K filed since August 19, 2020.

(h) No Material Adverse Effect in Business. Except as set forth on Section 3(h) of the Disclosure Schedule, and other than effects on the business related primarily to COVID-19, since March 31, 2020 through the date hereof, (i) there has been no Material Adverse Effect, nor any development or event which would result, or be reasonably likely to result, in a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets, net current liabilities or net assets of the Company and its Subsidiaries.

(i) Absence of Certain Changes. Except as set forth on Section 3(i) of the Disclosure Schedule, since March 31, 2020, (i) there has not been any change in the capital stock (other than pursuant to the Company’s stock plans pursuant to the Company’s Approved Share Plan (as defined below), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity or debt financings) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company or any of its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company or any of its Subsidiaries and, except as contemplated by this Agreement, has made any material change or amendment to a material contract or arrangement by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject; (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries. For purposes of this Section 3(i), “Approved Share Plan” shall mean the Company’s Amended and Restated 1999 Stock Award Plan and 2020 Omnibus Stock Incentive Plan.

(j) Transactions with Affiliates. Except as disclosed on the Select SEC Documents, none of the officers, directors, or employees of the Company or any of its Subsidiaries, or any of their family members, is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors, employees or consultants), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or family member or any corporation, partnership, trust or other entity in which any such officer, director, employee or family member has an ownership interest of five percent or more or is an officer, director, trustee or partner.

(k) Absence of Litigation. Except as disclosed on Section 3(k) of the Disclosure Schedules, there is no action, suit, proceeding, inquiry or, to the best of the Company’s knowledge, investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such. To the knowledge of the Company or any of its Subsidiaries, there are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) threatened against the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, which, if determined adversely, could, either individually or in the aggregate, be material to the Company or any of its Subsidiaries. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to be material to the Company or any of its Subsidiaries.

(l) Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intellectual Property”) used in or necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future (collectively, the “Company Intellectual Property”). Section 3(l) of the Disclosure Schedule sets forth a list of all material Company Intellectual Property owned and/or used by the Company or any of its Subsidiaries in its business. Except as set forth on the Disclosure Schedule, there are no rights of third parties to any of the Company Intellectual Property except through licensing agreements. Except as set forth on the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person (collectively, the “Third Party License Agreements”) other than such licenses or agreements arising from the purchase of generally available products, as to which the aggregate consideration paid by or due from the Company or any of its Subsidiaries does not exceed $25,000 in value, or “off the shelf” products. All of the Third Party License Agreements are valid, binding and in full force and effect in all material respects and to the Company’s knowledge enforceable by the Company or its applicable Subsidiary in accordance with their respective terms in all material respects, subject to general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. Neither the Company nor any of its Subsidiaries is in material breach of any such Third Party License Agreements. To the Company’s knowledge, no other party to any of the Third Party License Agreements is in material default thereunder. Neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other Person with respect to any Third Party Intellectual Property. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon any Third Party Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ ownership of or licensing rights in or to any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership of or right to use its Company Intellectual Property and there is no reasonable basis for any such claim to be successful. The rights of the Company and its Subsidiaries in the Company Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its Subsidiaries have taken all reasonable steps required to perfect their ownership of and interest in the Company Intellectual Property and has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Company Intellectual Property. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Intellectual Property used pursuant to licenses. No Person is infringing on or violating the Company Intellectual Property owned or used by the Company or its Subsidiaries. The Company and its Subsidiaries have used Company IP Counsel (as defined below) for all Intellectual Property matters since December 31, 2011 and, since such date, neither the Company nor any of its Subsidiaries has consulted any other counsel with respect to any Intellectual Property matters.

(m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n) Tax Status. Except as set forth in Section 3(n) of the Disclosure Schedule, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges due and owing, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(o) Key Employees. Except as set forth on Section 3(o) of the Disclosure Schedules, each of the Company’s and its Subsidiaries’ directors and officers and any Key Employee (as defined below) is currently serving the Company or its Subsidiaries in the capacity disclosed in the Select SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. Except as set forth on Section 3(o) of the Disclosure Schedules, no Key Employee has, to the knowledge of the Company and its Subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. For purposes of this Agreement, “Key Employee” means the persons listed in Section 3(o) of the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

(p) Employee Relations. No application or petition for certification of a collective bargaining agent is pending and none of the employees of Company or any of its Subsidiaries are or have been represented by any union or other bargaining representative and no union has attempted to organize any group of the Company's or any of its Subsidiaries’ employees, and no group of the Company's or any of its Subsidiaries’ employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company or any of its Subsidiaries that such officer intends to leave the Company or any of its Subsidiaries or otherwise terminate such officer’s employment with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance with all federal, state and local laws and regulations and, to the Company’s knowledge, all foreign laws and regulations, in each case respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, be material to the Company or any of its Subsidiaries.

(q) Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company or any of its Subsidiaries may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by Persons engaged in the same or similar business as the Company and its Subsidiaries. No default or event has occurred that could give rise to a default under any such policy.

(r) Environmental Matters. The Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of Hazardous Substances (as defined below) and protection of health and safety or the environment which are applicable to its business. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental or regulatory authority or others with respect to the current or any former business of the Company or any of its Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Subsidiaries. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its Subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries in violation of any applicable environmental laws. The environmental compliance programs of the Company and each of its Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

(s) Listing. The Company is not in violation of the listing requirements of the OTCQB Marketplace (the “OTCQB”) on which it trades, does not reasonably anticipate that the Common Stock will be delisted by the OTCQB for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from the OTCQB. The issuance and sale of the Preferred Stock and the Transactions do not contravene the rules and regulations of the OTCQB.

(t) No General Solicitation or Integrated Offering. Neither the Company nor any Person acting for the Company has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Securities and/or Dividend Shares being offered hereby. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities and/or Dividend Shares being offered hereby under the Securities Act or cause this offering of Securities and/or Dividend Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

(u) No Brokers. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third party with respect to the Transactions. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other third parties for fees of a type contemplated in this Section 3(u) that may be due in connection with the Transactions.

(v) Acknowledgment Regarding Securities. The number of Conversion Shares issuable upon conversion of the Preferred Stock may increase in certain circumstances. The Company’s directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue (i) Conversion Shares upon conversion of the Preferred Stock and (ii) the Dividend Shares, in each case, in accordance with the Series D Certificate of Designation, is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in this Agreement relating to a failure or refusal to issue Conversion Shares and Dividend Shares to the extent required by the Series D Certificate of Designation. Taking the foregoing into account, the Company’s Board of Directors has determined in its good faith business judgment that the issuance of the Preferred Stock hereunder and the consummation of the Transactions are in the best interests of the Company and its stockholders.

(w) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Select SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(y) Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“SOX”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company has no reasonable basis to believe that it will not continue to be in compliance with SOX as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof).

(z) Disclosure. All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise by the Company in connection with the Transactions is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.

(aa) Absence of Indebtedness. On the Closing Date, as a result of the Transactions, neither the Company nor any Subsidiary shall have any indebtedness for borrowed money that would be required to be disclosed by the Company on a balance sheet prepared in accordance with GAAP. Section 3(aa) of the Disclosure Schedule sets for the indebtedness for borrowed money of the Company and its Subsidiaries as of immediately prior to the Closing Date.

(bb) No Registration. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2 hereof, it is not necessary, in connection with the issuance and sale of the Preferred Stock to the Purchasers, the issuance of the Conversion Shares upon conversion of the Preferred Stock or the issuance of the Dividend Shares pursuant to the terms of the Series D Certificate of Designation and the Certificate of Incorporation, in each case in the manner contemplated by this Agreement and the other Transaction Documents, to register the Preferred Stock, the Conversion Shares or the Dividend Shares under the Securities Act, except for any registration that is required under the terms of the Registration Rights Agreement.

(cc) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the Transactions. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Transactions and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the Transactions is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the Transactions by the Company and its representatives.

(dd) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ee) Information Statement. Neither the information supplied, or to be supplied, by or on behalf of the Company, for inclusion or incorporation by reference into the Information Statement or any other documents to be filed by the Company with the SEC in connection with the Transactions, contains or will, on the date of its filing or at the date it is mailed to the stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. COVENANTS.

(a) Form D: Blue Sky Laws. The Company shall timely file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to any Purchaser promptly upon request of such Purchaser. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to Holder Representative (as defined below) on or prior to the Closing Date. Within four business days after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the Transactions, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the “8-K Filing”). The Company shall provide Holder Representative with a copy of the 8-K Filing at least two (2) business days prior to the filing of the 8-K Filing for Holder Representative’s review and comment, it being understood that nothing contained herein shall prevent the Company from filing such 8-K Filing within four (4) business days after the Closing Date. The Company shall consider in good faith the comments received by Holder Representative or its counsel to the 8-K Filing and shall incorporate the same into the 8-K Filing unless the Company, acting in good faith, has a reasonable basis for not incorporating any such comments, in which case the Company shall consult with Holder Representative or its counsel with respect to such comments. For purposes of this Agreement, “Holder Representative” means any Purchaser beneficially owning in excess of fifty percent (50%) of the Preferred Stock immediately following Closing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or trading market (including, without limitation, on any signature page to any Transaction Document), without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law, in which case the Company shall provide the applicable Purchaser(s) with prior notice of such disclosure permitted under this clause (ii). From and after the 8-K Filing, the Company hereby represents and acknowledges to the Purchasers that no Purchaser shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of the Purchasers or any of their affiliates on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of such Purchaser. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material non-public information to a Purchaser without such Purchaser’s express written consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries or affiliates, or any of their respective officers, directors, agents or employees or affiliates, or a duty to the Company, any of its Subsidiaries or affiliates or any of their respective officers, directors, agents or employees not to trade on the basis of, such material non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material non-public information regarding the Company or any of its Subsidiaries or affiliates, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company or its affiliates.

(b) Reporting Status. So long as any Purchaser (or any of its affiliates) beneficially owns any of the Securities or Dividend Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-1 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-1 under the Securities Act.

(c) Use of Proceeds. Except as set forth on Section 3(aa) of the Disclosure Schedules, the Company shall use the proceeds from the sale and issuance of the Preferred Stock for general corporate purposes and working capital (including payment of legal fees and expenses pursuant to Section 4(l) herein);provided that such proceeds shall not be used to (i) pay dividends, except for dividends paid or payable to holders of the Company’s Series B Convertible Redeemable Preferred Stock; (ii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities), except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iii) make any investment not directly related to the current business of the Company.

(d) Uplisting. The Company shall maintain, so long as any Purchaser (or any of its affiliates) beneficially owns any Securities or Dividend Shares, the listing of all Dividend Shares, if any, and Conversion Shares from time to time issuable upon conversion of the Preferred Stock on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company shall file an application to be listed on any of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any successor market thereto (collectively, “NASDAQ”), or such other national securities exchange as is reasonably acceptable to Holder Representative (the “Uplisting”), and will use its commercially reasonable efforts to effect the Uplisting (including by effectuating a reverse stock split on or prior to December 31, 2020 at the request of Holder Representative). The Company shall bear all costs associated with the Uplisting. Unless and until such Uplisting is effectuated, the Company will use its best efforts to continue the listing and trading of its Common Stock on the OTCQB.

(e) Corporate Existence. So long as any Purchaser (or any of its affiliates) beneficially owns any Securities or Dividend Shares, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction (i) expressly assumes in writing, for the benefit of the Purchasers, the Company’s obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Preferred Stock outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction, is a publicly traded corporation whose common stock is listed for quotation or trading on the OTCQB, NASDAQ or NYSE MKT Exchange.

(f) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(g) Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not be material to the Securities, the Dividend Shares or the business, operations, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries.

(h) Press Release. Neither the Purchasers nor the Company may issue any press release (whether or not included in the 8-K Filing) relating to the Transactions or any other Transaction Document without the prior written approval of Holder Representative, in the case of a press release issued by the Company, or the Company, in the case of a press release issued by any Purchaser, in each case, such approval not to be withheld, conditioned or delayed by any such Person.

(i) Legends. Each Purchaser agrees to the imprinting, so long as is required by this Section 4(i), of a legend on any of the Securities or Dividend Shares in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THIS SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN ACCORDANCE WITH THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 28, 2020, IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LENDING ARRANGEMENT WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities and/or Dividend Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities and/or Dividend Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities and/or Dividend Shares may reasonably request in connection with a pledge or transfer of the Securities and/or Dividend Shares, including, if the Securities and/or Dividend Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

Instruments (including statements related to book-entry accounts), whether certificated or uncertificated, evidencing the Securities and/or Dividend Shares shall not contain any legend (including the legend set forth above in this Section 4(i)), and the Company shall take all actions that are necessary to remove any such legend, (i) while a registration statement (including, without limitation, the registration statement contemplated by the Registration Rights Agreement) covering the resale of such Securities and/or Dividend Shares is effective under the Securities Act, (ii) following any sale of such Securities and/or Dividend Shares pursuant to Rule 144, (iii) if such Securities and/or Dividend Shares are eligible for sale under Rule 144 (whether or not such Securities and/or Dividend Shares are being sold under Rule 144 at the applicable time), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and/or Dividend Shares and without volume or manner-of-sale restrictions, (iv) the holder of any such Securities and/or Dividend Shares provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security and/or Dividend Share may be made without registration under the Securities Act; or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Promptly after such time as such legend is no longer required, the Company shall cause its counsel to issue a legal opinion to its transfer agent if required by the transfer agent to effect the removal of the legend hereunder, or to a Purchaser upon request. The Company agrees that following such time as such legend is no longer required, it will, no later two (2) business days following the delivery by a Purchaser to the Company or its transfer agent of an instrument (including statements related to book-entry accounts), whether certificated or uncertificated, representing Securities and/or Dividend Shares, as the case may be, issued with (or subject to) a restrictive legend, deliver or cause to be delivered to such Purchaser an instrument (including statements related to book-entry accounts), whether certificated or uncertificated, representing such Securities and/or Dividend Shares that is free from all restrictive and other legends.

(j) Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities and/or Dividend Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

(k) Information Statement. As promptly as practicable after the date hereof, the Company, acting through its Board of Directors, shall, in accordance with applicable law and the Organizational Documents, in consultation with Holder Representative, prepare and file with the SEC a preliminary information statement relating to the Transactions and obtain and furnish the information required by the SEC to be included therein and, after consultation with Holder Representative, respond promptly to any comments made by the SEC with respect to the preliminary information statement and cause a definitive information statement (together with all amendments, supplements and exhibits thereto, the "Information Statement") to be mailed to the Company's shareholders at the earliest practicable date; provided that no amendments or supplements to the Information Statement shall be made by the Company without consultation with Holder Representative. Each Purchaser shall promptly provide the Company with such information with respect to such Purchasers and its affiliates as shall be required to be included in the Information Statement.

(l) Legal Fees and Expenses. Whether or not the Transactions are consummated, each of the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the Transactions, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Preferred Stock to the Purchasers, (iii) the reasonable fees and expenses of the Escrow Agent, and (iv) all reasonable and documented out-of-pocket fees and expenses -- including, without limitation, the fees and expenses of Stroock & Stroock & Lavan LLP (“Stroock”) as counsel to certain Purchasers (“Stroock Legal Fees”) incurred in connection with the Transactions and any related documentation therewith; provided, however that aggregate Stroock Legal Fees shall not exceed $350,000 (the “Stroock Legal Fee Cap”) except as otherwise set forth herein. Notwithstanding the foregoing, aggregate Stroock Legal Fees may exceed the Stroock Legal Fee Cap to account for fees and expenses incurred in connection with the preparation, negotiation and execution of the Term Loan and Security Agreement, Escrow Agreement and other documents related to the Bridge Loan (ii) if and to the extent Stroock and its client make a good faith determination that the incurrence of such additional fees is consistent with the legal requirements of Stroock’s clients, either in its capacity as Purchaser or as Holder Representative.

5. TRANSFER AGENT INSTRUCTIONS.

(a) Upon conversion of the Preferred Stock by any Person or the issuance of any Dividend Shares, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Conversion Shares and/or Dividend Shares, as applicable, by crediting the account of such Person or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates or statements related to book-entry accounts (subject to the legend and other applicable provisions hereof and the Series D Certificate of Designation), registered in the name of such Person or its nominee, representing the Conversion Shares and/or the Dividend Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any Person effecting a conversion of Preferred Stock or receiving Dividend Shares may instruct the Company to deliver to such Person or its nominee physical certificates representing the Conversion Shares and/or Dividend Shares, as applicable, in lieu of delivering such shares by way of DTC transfer. For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the certificates for the Conversion Shares and/or Dividend Shares, as applicable, required to be delivered are not required to bear a legend pursuant to Section 4(i) and the Person effecting such conversion or exercise is not then required to return such certificate for the placement of a legend thereon.

(b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares and/or Dividend Shares prior to registration of the Conversion Shares and/or Dividend Shares under the Securities Act or without an exemption therefrom, shall be given by the Company to its transfer agent and that the Conversion Shares and/or Dividend Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchasers’ obligations and agreement set forth in Section 4(i) hereof to resell the Securities and/or Dividend Shares pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

(c) If any Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities and/or Dividend Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or any Purchaser provides the Company with reasonable assurances that such Securities and/or Dividend Shares may be sold under Rule 144 (whether or not such Securities and/or Dividend Shares are actually being sold at the applicable time), the Company shall permit the transfer and, in the case of the Conversion Shares and/or Dividend Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchasers. Nothing in this Section 5(c) shall alter, modify, reduce, supersede or otherwise change the obligations of the Company under Section 4(i).

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Stock to each Purchaser is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Representation and Warranties. The representations and warranties of each Purchaser shall be true and correct as of the date when made and on the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser on or prior to the Closing Date.

(b) Closing Purchase Price. Each Purchaser shall have delivered such Purchaser’s Closing Purchase Price to the Company by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Exhibit C.

(c) No Proceedings. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the Transactions.

7. CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to deliver the Closing Purchase Price in connection with the purchase of the Preferred Stock on the Closing Date is subject to the satisfaction of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

(a) Representation and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date. In connection with the issuance of the Preferred Stock on the Closing Date, such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect.

(b) Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of the Company shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(c) Amended and Restated Series C Certificate of Designation. The Amended and Restated the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock, shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(d) Amended and Restated Series A Certificate of Designation. The Amended and Restated the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(e) Amended and Restated Series A-1 Certificate of Designation. The Amended and Restated the Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock, shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(f) Series D Certificate of Designation. The Series D Certificate of Designations shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(g) Information Statement. (i) The Company shall have mailed to its shareholders the Information Statement conforming to the requirements of the Exchange Act relating to the Written Consent; (ii) twenty (20) days shall have passed since the mailing date of the Information Statement; and (iii) and the Company shall have otherwise satisfied its obligations under Section 4(k).

(h) Board Resignations. The Company shall have received a letter of resignation addressed to the Company, effective as of a date no later than the Closing Date and in substantially the form attached hereto as Exhibit H (the “Board Resignation”), from each of the resigning directors set forth on Section 3(o)(ii) of the Disclosure Schedules, and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative).

(i) Board/Management Release Agreements. The Company shall have received a Board/Management Release Agreement, effective as of a date no later than the Closing Date and in substantially the form attached hereto as Exhibit I (the “Board/Management Release Agreement”), from each of the Persons set forth on Section 3(o)(iv) of the Disclosure Schedules, and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative).

(j) Change-in-Control Waivers. The Company shall have received a Change-in-Control Waiver, effective as of a date no later than the Closing Date and in substantially the form attached hereto as Exhibit J (the “Change-in-Control Waiver”), from each holder of a restricted stock unit (i) issued pursuant to an Approved Share Plan, and (ii) not otherwise executing a Board/Management Release Agreement (such holders, the “Continuing RSU Holders”), and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative). Each Continuing RSU Holder is listed on Section 3(e)(ii) of the Disclosure Schedules.

(k) Satisfaction and Release of Related-Party Loans. The Company shall have satisfied the loans and other indebtedness listed on Sections 3(aa)(i) and 3(aa)(ii) of the Disclosure Schedules, and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative).

(l) Delivery of Preferred Stock Certificates. The Company shall have delivered to such Purchaser duly executed certificates (or, if the shares of Preferred Stock are not represented by certificates, duly executed statements related to book-entry accounts) representing the Preferred Stock for the number of shares of Preferred Stock being purchased by such Purchaser on the Closing Date, registered in such Purchaser’s name.

(m) OTCQB. The Common Stock shall be authorized for quotation and listed on the OTCQB and trading in the Common Stock (or on the OTCQB generally) shall not have been suspended by the SEC or the OTCQB.

(n) Legal Opinion. Such Purchaser shall have received an opinion of the Company’s counsel, Disclosure Law Group, a professional corporation, dated as of the Closing Date, addressed to such Purchaser in form and substance reasonably satisfactory to Stroock, as counsel to certain Purchasers.

(o) IP Opinion. Such Purchaser shall have received an opinion of the Company’s intellectual property counsel, Sheppard, Mullin, Richter & Hampton LLP (“Company IP Counsel”), dated as of the Closing Date, addressed to such Purchaser in form and substance reasonably satisfactory to Stroock, as counsel to certain Purchasers.

(p) Board Resolutions. Each Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the Transactions, certified as such by the Secretary or Assistant Secretary of the Company on or before the Closing Date, and such other documents they reasonably request in connection with the issuance of the Preferred Stock on the Closing Date.

(q) Closing Purchase Price. The Closing Purchase Price for all the Preferred Stock purchased by other Purchasers who are not affiliates of such Purchaser shall have been, or concurrently with the Closing will be, delivered to the Company by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Exhibit C.

(r) Legal Fees. The Company shall have paid (or shall pay concurrently with the Closing) the legal fees and disbursements of Stroock, as provided for in Section 4(l).

(s) No Proceeding. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the Transactions.

(t) No Material Adverse Change. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

(u) Other Consents, Approvals and Waivers. All other consents, approvals and waivers reasonably required for the consummation of the Transactions (in the sole discretion of Holder Representative) shall have been obtained.

8. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and each Purchaser irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or electronic mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

(f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile or by electronic mail (“e-mail”), and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, or when sent if sent by e-mail, in each case addressed to a party. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i) If to the Company:

ImageWare Systems, Inc.
13500 Evening Creek Drive N.
Suite 550
San Diego, California 92127
E-mail: jmorris@iwsinc.com
Attention: Chief Financial Officer

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Disclosure Law Group, a Professional Corporation
655 West Broadway, Suite 870
San Diego, CA 92101
Telephone: (619) 272-7062
Facsimile: (619) 330-2101
E-Mail: drumsey@disclosurelawgroup.com
Attention: Daniel W. Rumsey, Managing Director

(ii) If to any Purchasers, to the address set forth under such Purchaser’s name on the Signature Page hereto executed by such Purchaser.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities. Any Purchaser may assign such Purchaser’s rights and obligations hereunder or thereunder to any Person to whom such Purchaser assigns or transfers any Securities and/or Dividend Shares (any such assignee thereafter becoming a “Purchaser” hereunder). In addition, and notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, the Securities may be pledged and all rights of any Purchaser under this Agreement or any other Transaction Document may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser’s margin or brokerage account or any other lending arrangement with a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee that is not a party to this Agreement shall be a third party beneficiary of Section 8(k).

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 2, 3, 4, 5 and 8 hereof shall survive the Closing Date notwithstanding any due diligence investigation conducted by or on behalf of, or any knowledge of, any Purchaser, and such representations, warranties, agreements and covenants are part of the basis of the bargain contemplated by this Agreement. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing Date, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and/or Dividend Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives, including, without limitation, those retained in connection with the Transactions (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, judgments, claims, losses, costs, penalties, fees, liabilities, amounts paid in settlements, and damages (including diminution in value of the Securities and Dividend Shares), and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to any action for which indemnification hereunder is sought), whether or not involving a third party claim, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by any Person (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, or (C) the status of such Purchaser or holder of the Securities and/or Dividend Shares as an investor in the Company, and shall reimburse each such Indemnitee for the reasonable costs and expenses as they are incurred in connection with investigating, monitoring, responding to or defending any of the foregoing. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(m) Knowledge. As used in this Agreement, the term “knowledge” of any Person shall mean and include (i) with respect to the Company, the actual knowledge of any of the Company’s officers or directors and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

(n) Exculpation Among Purchasers. The Company acknowledges that the obligations of each Purchaser under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Each Purchaser acknowledges that it has independently evaluated the merits of the Transactions and the other Transaction Documents, that it has independently determined to enter into the Transactions, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder or in monitoring its investment in the Company. The Purchasers and the Company agree that no action taken by any Purchaser pursuant hereto or the other Transaction Documents shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the Transactions. Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers, and no Purchaser shall make any claim against any other Purchaser under this Agreement, whether on the basis of breach, non-performance, or otherwise.

(o) Business Days and Trading Days. For purposes of this Agreement, the term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “trading day” means any day on which the OTCQB or, if the Common Stock is not then traded on the OTCQB, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded, is open for trading.

(p) Termination. This Agreement may be terminated at any time prior to the Closing by the written notice of the Required Purchasers to the Company if the Closing shall not have occurred on or before October 31, 2020. Any such termination shall be effective immediately upon delivery of such notice to the Company, unless such notice provides for a different time for termination. If this Agreement is terminated prior to (i) the Closing and (ii) termination of the Escrow Agreement pursuant to Section 12 therein, then the Company shall promptly (but in no event later than one (1) business day after the date of such termination) deliver written notice to the Escrow Agent (pursuant to Section 4 of the Escrow Agreement) instructing the Escrow Agent to, and otherwise cause the Escrow Agent to, refund to the applicable Purchasers all unreleased amounts deposited into the Escrow Account (as defined in the Escrow Agreement) by the Purchasers. The Company shall not amend or permit any other Person to amend the Escrow Agreement without the prior written consent of the Required Purchasers. “Required Purchasers” shall mean the Purchasers who have agreed to purchase at least a majority of the Securities to be sold hereunder.

(q) Specific Performance. The Company and each of the Purchasers acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company and each of the Purchasers agree that each of them shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce its rights and obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right to equitable relief, including specific performance or injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement. The Company and each of the Purchasers hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies.

(r) Tax Treatment. The Company and the Purchasers agree to treat the Series D Preferred Shares as common stock solely for U.S. income tax purposes.

(s) Holder Representative.

(i) By virtue of executing and delivering their respective Signature Page to this Agreement, each Purchaser shall have irrevocably authorized and appointed Holder Representative as such Purchaser’s representative and attorney-in-fact to act on behalf of such Person with respect the Holder Representative Matters (defined below) as expressly set forth in, which shall survive the Closing Date to the extent applicable. “Holder Representative Matters” include approvals by Holder Representative expressly set forth in: Section 1(b), Section 4(a), Section 4(d), Section 4(h), Section 4(k) and Section 7(v).

(ii) Holder Representative shall have no duties or obligations to the Purchasers hereunder, including any fiduciary duties, except those Holder Representative Matters set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement.

(iii) Each of the Purchasers disclaims any beneficial ownership or participation in any group (as such term is defined in Sections 13(d) or 13(g) of the Securities Act) as a result of such party communicating with other parties in connection with this Agreement (or the Transactions Documents), including without limitation Holder Representative acting in such capacity. Any such communications that the parties hereto may engage in with other Purchasers, to the extent such communications occur after the consummation of the Transactions and in connection with this Agreement (or the Transaction Documents), are solely for the purpose of protecting such party’s rights or fulfilling such party’s obligations under this Agreement (or the Transaction Documents) and are not intended to, and do not, constitute any agreement, arrangement or understanding among one or more such parties for the purpose of, directly or indirectly, buying, selling, voting or holding securities of the Company.

(iv) The Holder Representative shall not be liable to the Purchasers (or any other Persons) for actions taken pursuant to this Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted gross negligence or involved fraud, intentional misconduct or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants and other professionals and experts retained by Holder Representative shall be conclusive evidence of good faith). The Purchasers shall severally and not jointly (pro rata in accordance with the Purchase Price of each Purchaser), indemnify and hold harmless Holder Representative from and against, compensate it for, reimburse it for and pay any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with its activities as Holder Representative under this Agreement (the “Representative Losses”), in each case as such Representative Loss is suffered or incurred; provided, that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the gross negligence, fraud, intentional misconduct or bad faith of Holder Representative, Holder Representative shall reimburse the Stockholders the amount of such indemnified Representative Loss attributable to such gross negligence, fraud, intentional misconduct or bad faith.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

IMAGEWARE SYSTEMS, INC.

By:
Name: Kristin Taylor
Title: Chief Executive Officer

PURCHASER:

(Print or Type Name of Purchaser)

By:
Name:
Title:

ADDRESS:

Telephone:
Facsimile:
E-Mail:
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Number of shares of Preferred Stock:
Purchase Price ($1,000 per share of Preferred Stock):

Exhibit List

Exhibit A – Form of Series D Certificate of Designation
Exhibit B – Escrow Agreement
Exhibit C – Wire Transfer Instructions
Exhibit D – Form of Registration Rights Agreement
Exhibit E – Exchange Agreement
Exhibit F – Term Loan and Security Agreement
Exhibit G – Written Consent
●
Amended and Restated Certificate of Incorporation
●
Amended and Restated Series A Certificate of Designation
●
Amended and Restated Series A-1 Certificate of Designation
●
Amended and Restated Series C Certificate of Designation
Exhibit H – Form Board Resignation
Exhibit I – Form of Board/Management Release Agreement
Exhibit J – Form of Change-in-Control Waiver
Exhibit K – Joinder Agreement

[EXHIBITS INTENTIONALLY OMITTED]

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

IMAGEWARE SYSTEMS, INC.

The undersigned, the Chief Executive Officer of ImageWare Systems, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

WHEREAS, on September 15, 2017, the Board of Directors of the Company (the “Board of Directors”) duly adopted a resolution (the “Original Certificate of Designations of Series A Convertible Preferred Stock”) creating a series of Preferred Stock designated as the Series A Convertible Preferred Stock; and

WHEREAS, the Board of Directors desires to amend and restate the Original Certificate of Designations of Series A Convertible Preferred Stock.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Original Certificate of Designations of Series A Convertible Preferred Stock is hereby amended and restated in its entirety to read as follows:

1. Designation and Rank.

(a) The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $0.01 per share (the “(a) The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”). The maximum number of shares of Series A Preferred shall be Thirty-Eight Thousand (38,000) shares. The Series A Preferred shall rank senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), and except as provided in Section 1(b) below, to all other classes and series of equity securities of the Company which by their terms rank junior to the Series A Preferred (“Junior Stock”).

(b) The Series A Preferred shall be subordinate to and rank junior to the Company’s Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and all indebtedness of the Company now or hereafter outstanding. The date of original issuance of the Series A Preferred is referred to herein as the “Issuance Date”.

2. Dividends.

(a) Payment of Dividends.

(i) The holders of record of shares of Series A Preferred shall be entitled to receive, out of any assets at the time legally available therefor, cumulative dividends at the Specified Rate per share per annum on a daily basis, commencing on the date hereof and payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”), through the issuance of shares of Common Stock. The number of shares of Common Stock to be issued to each applicable holder shall be determined by dividing the total dividend then being paid to such holder in shares of Common Stock by the Price Per Share (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share (the “Dividend Shares”).  As used herein, “Price Per Share” means, with respect to a share of Common Stock, the VWAP (as defined below) for the five (5) trading days immediately preceding the applicable Dividend Payment Date.

“Specified Rate” means the cumulative dividend rate of four percent (4%) of the stated Liquidation Preference Amount per share per annum.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (defined below), the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the daily mean between the closing bid and asked quotations per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX or OTCQB (or any successors to any of the foregoing).

(ii) The Company will: (a) prepare and file with the Securities and Exchange Commission (the “SEC”), within thirty (30) days after the date hereof, a Form S-3 (or, if such form is not available to the Company, a Form S-1) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale, by the holders of shares of Series A Preferred, of any Conversion Shares (as defined below) and Dividend Shares issuable hereunder and not otherwise eligible for resale under Rule 144 promulgated under the Securities Act (“Rule 144”), without volume or manner-of-sale restrictions or current public information requirements (the “Registration Statement”); (b) use its best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after such filing; (c) use its best efforts to cause the Registration Statement to remain effective at all times thereafter until the earlier of (i) the date as of which such holders of Series A Preferred may sell all of such Conversion Shares and/or Dividend Shares without restriction pursuant to Rule 144, without volume or manner-of-sale restrictions or current public information requirements, as determined by counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the holders of Series A Preferred, or (ii) the date when all of the Conversion Shares and Dividend Shares registered thereunder have been disposed of by such holders of Series A Preferred; and (d) prepare and file with the SEC such amendments and supplements to the Registration Statement (including documents filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement) and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in this sentence above.

(b) In the event of a Voluntary Conversion (as defined in Section 5(a) below), all accrued but unpaid dividends on the Series A Preferred being converted shall be payable in cash or shares of Common Stock within five (5) business days of such Voluntary Conversion Date (as defined in Section 5(b)(i) below). Dividends on the Series A Preferred are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Series A Preferred from day to day, whether or not earned or declared, so that if such dividends with respect to any previous dividend period have not been paid on, or declared and set apart for, all shares of Series A Preferred at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series A Preferred as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Stock.

(c)            So long as any shares of Series A Preferred are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred.

(d)           In the event of a dissolution, liquidation or winding up of the Company, all accrued and unpaid dividends on the Series A Preferred shall be payable on the day immediately preceding the date of payment of the Liquidation Preference Amount payable to the holders of Series A Preferred, in accordance with Section 4 below. In the event of the Company’s exercise of its optional redemption right set forth in Section 7 below or conversion of Series A Preferred in accordance with Section 5 below, all accrued and unpaid dividends on the Series A Preferred shall be payable on the day immediately preceding the date of such redemption or conversion, as the case may be.

(e)            For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other Junior securities, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 7 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

3. Voting Rights.

(a)           On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by Section 3(b) below, holders of Series A Preferred shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(b)           So long as shares of the Series A Preferred representing at least fifty percent (50%) of the total number of shares of Series A Preferred issued on the Issuance Date remain issued and outstanding, the holders of record of the shares of Series A Preferred, exclusively and as a separate class, shall be entitled to elect two directors of the Company (the “Series A Directors”), who shall initially be Robert T. Clutterbuck and Charles Frischer, both of whom shall be elected as directors of the Company effective as of the Issuance Date. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Series A Preferred, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company. At any meeting held for the purpose of electing a Series A Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series A Preferred shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of Series A Preferred or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3(b).

4. Liquidation, Dissolution, Winding-Up or Distribution.

(a) In the event of the liquidation, dissolution, winding up of the affairs of the Company or any other event that causes the Company to make a distribution (as such term is used in Section 2(e) above), whether voluntary or involuntary, the holders of shares of the Series A Preferred then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to the greater of (i) $1,000 per share plus all accrued and unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to the foregoing is referred to herein as the “Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of Series A Preferred and any other series of Preferred Stock ranking on a parity, as to rights on liquidation, dissolution or winding up, with the Series A Preferred, then all of said assets will be distributed among the holders of the Series A Preferred and the holders of the other Preferred Stock on a parity with the Series A Preferred, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A Preferred shall be equal to a ratably proportionate amount of the liquidation payment with respect to each whole outstanding share of Series A Preferred. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined reasonably and in good faith by the Board of Directors of the Company) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A Preferred has been paid in cash the full Liquidation Preference Amount to which such holder is entitled, as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A Preferred will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall, to the extent possible, be given by mail, postage prepaid, no less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A Preferred at their respective addresses as recorded on the books of the Company.

5. Conversion. The holders of Series A Preferred shall have the following conversion rights (the “Conversion Rights”):

(a) Voluntary Conversion.

(i) Following October [●], 2020 (the “Closing Date”), for a period extending until August 1, 2021 (the “Series A Holder Optional Conversion Period”), the holder of any shares of Series A Preferred may, at such holder's option (subject to Section 5(a)(ii) below), elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series A Preferred (together with any Dividend Shares accrued in connection therewith during the Series A Holder Optional Conversion Period) held into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred being converted, divided by (ii) the Conversion Price (as defined in Section 5(c) below) in effect as of the date the holder delivers to the Company their notice of election to convert (the “Conversion Shares”); provided, that holders of Series A Preferred shall waive any rights granted by Section 9 hereof during the Series A Holder Optional Conversion Period. In the event the Company issues a notice of redemption pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until the redemption price is paid in full. In the event of such a redemption, the Company shall provide to each holder of shares of Series A Preferred notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be given at least fifteen (15) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series A Preferred that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(ii) During the Series A Holder Optional Conversion Period, each holder of Series A Preferred shall convert any remaining issued and outstanding shares of Series A Preferred, in accordance with the Series A Conversion Schedule attached hereto as Exhibit I (the “Series A Conversion Schedule”), on or prior to each Conversion Milestone Date (as defined below). Each holder shall convert a percentage of the total issued and outstanding shares of Series A Preferred (as of the Closing Date) held by such holder that is equal to or greater than such holder’s respective Minimum Conversion Milestone (as defined below) as of such Conversion Milestone Date; provided, however, that each holder of Series A Preferred may convert more than the Minimum Conversion Milestone at any time until all of the shares of Series A Preferred Shares have been converted.

“Conversion Milestone Date” means each of the respective dates listed in the column titled “Conversion Milestone Date” on the Series A Conversion Schedule attached hereto as Exhibit I.

“Minimum Conversion Milestone” means each of the respective percentages listed in the column titled “Minimum Conversion Milestone” on the Series A Conversion Schedule attached hereto as Exhibit I.

(b) Mandatory Conversion. If, at any time, (i) the Common Stock is registered pursuant to Section 12(b) or (g) under the Exchange Act; (ii) there are sufficient authorized but unissued shares (which have not otherwise been reserved or committed for issuance) to permit the issuance of Conversion Shares; (iii) upon issuance, the Conversion Shares will be either (A) covered by an effective registration statement under the Securities Act, which is then available for the immediate resale of such Conversion Shares by the recipients thereof, and the Board of Directors reasonably believes that such effectiveness will continue uninterrupted for the foreseeable future, or (B) freely tradable without restriction pursuant to Rule 144 promulgated under the Securities Act without volume or manner-of-sale restrictions or current public information requirements, as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected holders; and (iv) the VWAP of the Common Stock is at least $2.15 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for twenty (20) consecutive trading days, then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert one-half of the issued and outstanding shares of Series A Preferred into Conversion Shares, on a pro-rata basis among all holders of Series A Preferred at such time. Provided that the requirements of subsections (i), (ii), (iii) and (iv) of the preceding sentence are satisfied, and the VWAP of the Common Stock is at least $2.15 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for at least eighty (80) consecutive trading days, then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert all issued and outstanding shares of Series A Preferred into Conversion Shares.

(c) Mechanics of Conversion. Conversions of Series A Preferred shall be conducted in the following manner:

(i) Voluntary Conversion. To convert Series A Preferred into Conversion Shares on any date (the “Voluntary Conversion Date”), the holder thereof shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit II (the “Conversion Notice”), to the Company. As soon as practicable following such Voluntary Conversion Date, the holder shall surrender to a common carrier for delivery to the Company the original certificates representing the shares of Series A Preferred being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii) Mandatory Conversion. In the event the Company elects to convert outstanding shares of Series A Preferred into Conversion Shares in pursuant to Section 5(b) above, the Company shall give written notice (the “Mandatory Conversion Notice”) to all holders of the Series A Preferred of its intention to require the conversion of the shares of Series A Preferred identified therein. The Mandatory Conversion Notice shall set forth the number of Series A Preferred being converted, the date on which such conversion shall be effective (the “Mandatory Conversion Date”), and shall be given to the holders of the Series A Preferred not less than fifteen (15) days prior to the Mandatory Conversion Date. The Mandatory Conversion Notice shall be delivered to each holder at the address as it appears on the stock transfer books of the Company. In order to receive the Conversion Shares into which the Series A Preferred is convertible pursuant to Section 5(b), each holder of the Series A Preferred shall surrender to the Company at the place designated in the Mandatory Conversion Notice the certificates(s) representing the number of shares of Series A Preferred specified in the Mandatory Conversion Notice. Upon the Mandatory Conversion Date, such converted Series A Preferred shall no longer be deemed to be outstanding, and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the shares of Common Stock into which the Series A Preferred is convertible pursuant to Section 5(b).

(iii) Company's Response. Upon receipt by the Company of a copy of the fully executed Conversion Notice or upon giving a Mandatory Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall within five (5) business days following the date of receipt by the Company of a copy of the fully executed Conversion Notice or the Mandatory Conversion Date, as the case may be, issue and deliver to the Depository Trust Company (“DTC”) account on each applicable holder's behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of each such holder or its designee, for the number of Conversion Shares to which such holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be required to issue and deliver the Conversion Shares to DTC on a holder's behalf via DWAC if (i) the Conversion Shares may be issued without restrictive legends and (ii) the Company and the Transfer Agent are participating in DTC through the DWAC system. If all of the conditions set forth in clauses (i) and (ii) above are not satisfied, the Company shall deliver physical certificates to each such holder or its designee. If the number of shares of Series A Preferred represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the applicable holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred not converted.

(iv) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of Conversion Shares to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the arithmetic calculations to the holder via electronic mail or facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of Conversion Shares to be issued within two (2) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall, within two (2) business days, submit via electronic mail or facsimile the disputed arithmetic calculation of the number of Conversion Shares to be issued to the Company's independent, outside accountant (the “Accountant”). The Company shall cause the Accountant to perform the calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed calculations. The Accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such Accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(c)(iv).

(v)  Record Holder. The person or persons entitled to receive Conversion Shares shall be treated for all purposes as the record holder or holders of such shares of Series A Preferred on the Conversion Date.

(d) Conversion Price.

(i) The term “Conversion Price” shall mean $0.20 per share of Common Stock, subject to adjustment under Section 5(e) hereof.

(ii) Notwithstanding the foregoing to the contrary, if during any period (a “Black-Out Period”), a holder of Series A Preferred is unable to trade any Conversion Shares immediately because the Company has informed such holder that an existing prospectus cannot be used at that time in the sale or transfer of such Conversion Shares (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series A Preferred) such holder of Series A Preferred shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the Black-Out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series A Preferred that would have been applicable had such Conversion Date been at any earlier time during the Black-Out Period.

(e) Adjustments of Conversion Price.

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of its outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine its outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that no such adjustment shall be made if the holders of Series A Preferred simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred had been converted into Conversion Shares on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred which are convertible, as of the date of such event, into Conversion Shares as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred shall receive upon conversions thereof, in addition to the Conversion Shares receivable thereon, the number of securities of the Company which they would have received had their Series A Preferred been converted into Conversion Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series A Preferred; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Conversion Shares issuable upon conversion of the Series A Preferred at any time or from time to time after the date hereof shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred shall have the right thereafter to convert such share of Series A Preferred into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Conversion Shares into which such share of Series A Preferred might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If, at any time or from time to time after the date hereof there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred shall have the right thereafter to convert such share of Series A Preferred into the kind and amount of shares of stock and other securities or property which such holder would have had the right to receive had such holder converted its shares of Series A Preferred immediately prior to the consummation of such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series A Preferred after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series A Preferred, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Conversion Shares issuable upon conversion of the Series A Preferred, the determination of the applicable Conversion Price or the number of Conversion Shares issuable upon conversion of the Series A Preferred immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of Conversion Shares issuable upon conversion of the Series A Preferred. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 5(e)(vi) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(vii) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(1) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment. In the event a holder shall elect to convert any shares of Series A Preferred as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series A Preferred shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to one hundred percent (100%) of the Liquidation Preference Amount of the Series A Preferred such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment. If the Company is the prevailing party in any legal action or other legal proceeding relating to the Conversion Rights of the holders of the Series A Preferred, then the Company shall be entitled to recover from the holders of Series A Preferred reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the Company may be entitled).

(b) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Conversion Shares issuable upon conversion of the Series A Preferred pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series A Preferred, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of Conversion Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(c) Issue Taxes. The Company shall pay any and all issue, stock transfer, documentary stamp and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of the Series A Preferred Stock, Conversion Shares, Dividend Shares or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of Conversion Shares requested by any holder to a person other than such holder, but only to the extent such transfer taxes exceed the transfer taxes that would have been payable had the Conversion Shares been delivered to such holder.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by electronic mail, by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series A Preferred at least thirty (30) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series A Preferred at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing sales price of the Common Stock, as reported on the applicable Trading Market for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date.

(f) Reservation of Common Stock. The Company shall, so long as any shares of Series A Preferred are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred then outstanding; provided, that the number of shares of Common Stock so reserved shall at no time be less than one hundred percent (100%) of the number of shares of Common Stock for which the shares of Series A Preferred are at any time convertible. The initial number of shares of Common Stock reserved as Conversion Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A Preferred based on the number of shares of Series A Preferred held by each holder of record at the time of issuance of the Series A Preferred or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series A Preferred shall be allocated to the remaining holders of Series A Preferred, pro rata based on the number of shares of Series A Preferred then held by such holder.

(g) Retirement of Series A Preferred. Conversion of shares of Series A Preferred shall be deemed to have been effected on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder, at the expense of the Company, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered as required by Section 5(c)(i) or Section 5(c)(ii), as the case may be.

(h) Regulatory Compliance. If any shares of Common Stock to be reserved as Conversion Shares require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(i) Validity of Shares. All Series A Preferred Stock, Conversion Shares, Dividend Shares and shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

6. No Preemptive Rights. Except as provided in Section 5 hereof, no holder of the Series A Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7. Redemption.

(a) Redemption Option Upon Change of Control. In addition to any other rights of the Company or the holders of Series A Preferred contained herein, simultaneous with the occurrence of a Change of Control (as defined below), the Company, at its option, shall have the right to redeem all or a portion of the outstanding Series A Preferred in cash at a price per share of Series A Preferred equal to one hundred and fifteen percent (115%) of the Liquidation Preference Amount plus all accrued and unpaid dividends (the “Change of Control Redemption Price”). Notwithstanding the foregoing to the contrary, the Company may effect a redemption pursuant to this Section 7(a) only if the Company is in material compliance with the terms and conditions of this Certificate of Designations.

(b) “Change of Control”. A “Change of Control” shall be deemed to have occurred at such time as a third party not affiliated with the Company on the Issuance Date or any holders of the Series A Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent (50%) of the outstanding voting securities of the Company.

(c) Mechanics of Redemption at Option of Company Upon Change of Control. At any time within ten (10) days prior to the consummation of a Change of Control transaction, the Company may elect to redeem, effective immediately prior to the consummation of such Change of Control, all of the Series A Preferred then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company Upon Change of Control”) to each holder of Series A Preferred, which Notice of Redemption at Option of Company Upon Change of Control shall indicate (i) the number of shares of Series A Preferred that the Company is electing to redeem from such holder and (ii) the Change of Control Redemption Price, as calculated pursuant to Section 7(a) above. The Change of Control Redemption Price shall be paid in cash in accordance with Section 7(a) of this Certificate of Designations. On or prior to the Change of Control, the holders of Series A Preferred shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Notice of Redemption at Option of Company Upon Change of Control. The Company shall deliver the Change of Control Redemption Price immediately prior to or simultaneously with the consummation of the Change of Control; provided, that a holder's Preferred Stock Certificates shall have been so delivered to the Company (or an indemnification undertaking with respect to such Preferred Stock Certificates in the event of their loss, theft or destruction). From and after the Change of Control transaction, unless there shall have been a default in payment of the Change of Control Redemption Price, all rights of the holders of Series A Preferred as a holder of such Series A Preferred (except the right to receive the Change of Control Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to any redeemed shares of Series A Preferred, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Notwithstanding the foregoing to the contrary, nothing contained herein shall limit a holder’s ability to convert its shares of Series A Preferred following the receipt of the Notice of Redemption at Option of Company Upon Change of Control and prior to the consummation of the Change of Control transaction.

8. Inability to Fully Convert.

(a) Holder's Option if Company Cannot Fully Convert. In addition to any other right that a holder of Series A Preferred Stock might have, if, upon the Company's receipt of a Conversion Notice, the Company cannot issue Conversion Shares issuable pursuant to such Conversion Notice because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Conversion Shares to be issued to a holder of Series A Preferred pursuant to a Conversion Notice, then the Company shall issue as many Conversion Shares as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(c)(iii) above and, with respect to the unconverted Series A Preferred, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i) if the Company's inability to fully convert Series A Preferred is pursuant to Section 8(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(c)(iii) above; or

(ii) void its Conversion Notice with respect to all or a portion of the Conversion Shares covered by such Conversion Notice and retain or have returned, as the case may be, the shares of Series A Preferred that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice).

(b) Mechanics of Fulfilling Holder's Election. The Company shall promptly send via electronic mail or facsimile to a holder of Series A Preferred, upon receipt of electronic mail or facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, and (ii) the number of Series A Preferred which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 8(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

(c) Pro-Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series A Preferred on the same day and the Company can convert and redeem some, but not all, of the Series A Preferred pursuant to this Section 8, the Company shall convert and redeem from each holder of Series A Preferred electing to have Series A Preferred converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series A Preferred held by such holder relative to the number shares of Series A Preferred outstanding) of all shares of Series A Preferred being converted and redeemed at such time.

9. Protective Provisions. So long as shares of the Series A Preferred representing at least fifty percent (50%) of the total number of shares of Series A Preferred issued on the Issuance Date remain issued and outstanding, the Company shall not, without obtaining the approval (by vote or written consent) of the holders of more than fifty percent (50%) of the issued and outstanding shares of Series A Preferred:

(a) create, or authorize the creation of, any class or series, or issue, or authorize the issuance of, any shares of capital stock that ranks senior to the Series A Preferred, other than Series C Preferred and Series D Preferred;

(b) sell, lease or otherwise dispose of intellectual property rights owned by or licensed to the Company or any subsidiary of the Company; and

(c) create, or authorize the creation of, or incur, or authorize the incurrence of, any Indebtedness, other than Permitted Indebtedness, or permit any subsidiary to take any such action.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business) and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Permitted Indebtedness” means (x) all indebtedness of the Company outstanding on the Issuance Date or thereafter that does not constitute Indebtedness for purposes of this Section 9; and (y) monies borrowed under credit lines of the Company existing on the Issuance Date in an amount not to exceed $6.0 million.

10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding shares of Series A Preferred, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal, or otherwise adversely affect, any of the powers, designations, preferences and rights of the Series A Preferred; provided, however, that any changes to (i) Section 5 hereof, or (ii) Exhibit I hereto shall also require the approval of the majority of the Board of Directors.

11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Preferred, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company (in form and substance satisfactory to the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A Preferred into Common Stock and complies with its obligations to issue Conversion Shares set forth herein.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the holders of the Series A Preferred shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or the Series A Preferred holders' reasonable perception of a threatened breach by the Company of the provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A Preferred and shall not be construed against any person as the drafter hereof.

14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this __ day of September, 2020.

IMAGEWARE SYSTEMS, INC.

By:
Kristin Taylor
Chief Executive Officer

[EXHIBITS INTENTIONALLY OMITTED]

ANNEX C

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF

IMAGEWARE SYSTEMS, INC.

The undersigned, the Chief Executive Officer of ImageWare Systems, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

WHEREAS, on July 1, 2020, the Board of Directors of the Company (the “Board of Directors”) duly adopted a resolution (the “Original Certificate of Designations of Series A-1 Convertible Preferred Stock”) creating a series of Preferred Stock designated as the Series A-1 Convertible Preferred Stock; and

WHEREAS, the Board of Directors desires to amend and restate the Original Certificate of Designations of Series A-1 Convertible Preferred Stock.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Original Certificate of Designations of Series A-1 Convertible Preferred Stock is hereby amended and restated in its entirety to read as follows:

1. Designation and Rank.

(a)  The designation of such series of the Preferred Stock shall be the Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred”). The maximum number of shares of Series A-1 Preferred shall be Thirty Seven Thousand Four Hundred Sixty-Eight (37,468) shares. The Series A-1 Preferred shall rank senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), and except as provided in Section 1(b) below, to all other classes and series of equity securities of the Company which by their terms rank junior to the Series A-1 Preferred (“Junior Stock”). The Series A-1 Preferred shall rank pari-passu to the Company’s Series A Convertible Preferred Stock (“Series A Preferred”).

(b) The Series A-1 Preferred shall be subordinate to and rank junior to (i) the Company’s Series B Convertible Preferred Stock; (ii) Series C Convertible Preferred Stock; (iv) Series D Convertible Preferred Stock and (v) all indebtedness of the Company now or hereafter outstanding. The date of original issuance of the Series A-1 Preferred is referred to herein as the “Issuance Date”.

2. Dividends.

(a) Payment of Dividends.

(i) The holders of record of shares of Series A-1 Preferred shall be entitled to receive, out of any assets at the time legally available therefor, cumulative dividends at the Specified Rate per share per annum on a daily basis, commencing on the date hereof and payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”), through the issuance of shares of Common Stock. The number of shares of Common Stock to be issued to each applicable holder shall be determined by dividing the total dividend then being paid to such holder in shares of Common Stock by the Price Per Share (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share (the “Dividend Shares”).  As used herein, “Price Per Share” means, with respect to a share of Common Stock, the VWAP (as defined below) for the five (5) trading days immediately preceding the applicable Dividend Payment Date.1

“Specified Rate” means the cumulative dividend rate of four percent (4%) of the stated Liquidation Preference Amount per share per annum.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (defined below), the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the daily mean between the closing bid and asked quotations per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX or OTCQB (or any successors to any of the foregoing).

(ii) The Company will: (a) prepare and file with the Securities and Exchange Commission (the “SEC”), within thirty (30) days after the date hereof, a Form S-3 (or, if such form is not available to the Company, a Form S-1) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale, by the holders of shares of Series A-1 Preferred, of any Conversion Shares (as defined below) and Dividend Shares issuable hereunder and not otherwise eligible for resale under Rule 144 promulgated under the Securities Act (“Rule 144”), without volume or manner-of-sale restrictions or current public information requirements (the “Registration Statement”); (b) use its best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after such filing; (c) use its best efforts to cause the Registration Statement to remain effective at all times thereafter until the earlier of (i) the date as of which such holders of Series A-1 Preferred may sell all of such Conversion Shares and/or Dividend Shares without restriction pursuant to Rule 144, without volume or manner-of-sale restrictions or current public information requirements, as determined by counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the holders of Series A-1 Preferred, or (ii) the date when all of the Conversion Shares and Dividend Shares registered thereunder have been disposed of by such holders of Series A-1 Preferred; and (d) prepare and file with the SEC such amendments and supplements to the Registration Statement (including documents filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement) and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in this sentence above.

1 Note to Draft: This reflects the term sheet, which does not contemplate payment of dividends in cash.

(b) In the event of a Voluntary Conversion (as defined in Section 5(a) below), all accrued but unpaid dividends on the Series A-1 Preferred being converted shall be payable in cash or shares of Common Stock within five (5) business days of such Voluntary Conversion Date (as defined in Section 5(b)(i) below). Dividends on the Series A-1 Preferred are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Series A-1 Preferred from day to day, whether or not earned or declared, so that if such dividends with respect to any previous dividend period have not been paid on, or declared and set apart for, all shares of Series A-1 Preferred at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series A-1 Preferred as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Stock.

(c)           So long as any shares of Series A-1 Preferred are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A-1 Preferred.

(d)           In the event of a dissolution, liquidation or winding up of the Company, all accrued and unpaid dividends on the Series A-1 Preferred shall be payable on the day immediately preceding the date of payment of the Liquidation Preference Amount payable to the holders of Series A-1 Preferred, in accordance with Section 4 below. In the event of the Company’s exercise of its optional redemption right set forth in Section 7 below or conversion of Series A-1 Preferred in accordance with Section 5 below, all accrued and unpaid dividends on the Series A-1 Preferred shall be payable on the day immediately preceding the date of such redemption or conversion, as the case may be.

(e)            For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other Junior securities, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 7 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

3. Voting Rights.

(a)           On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A-1 Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A-1 Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by Section 3(b) below, holders of Series A-1 Preferred shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(b)           So long as shares of the Series A-1 Preferred representing at least fifty percent (50%) of the total number of shares of Series A-1 Preferred issued on the Issuance Date remain issued and outstanding, the holders of record of the shares of Series A-1 Preferred, exclusively and as a separate class, shall be entitled to elect two directors of the Company (the “Series A Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Series A-1 Preferred, give neither at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A-1 Preferred), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company. At any meeting held for the purpose of electing a Series A Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series A-1 Preferred shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of Series A-1 Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of Series A-1 Preferred or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3(b).

4. Liquidation, Dissolution, Winding-Up or Distribution.

(a) In the event of the liquidation, dissolution, winding up of the affairs of the Company or any other event that causes the Company to make a distribution (as such term is used in Section 2(e) above), whether voluntary or involuntary, the holders of shares of the Series A-1 Preferred then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to the greater of (i) $1,000 per share plus all accrued and unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to the foregoing is referred to herein as the “Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of Series A-1 Preferred and any other series of Preferred Stock ranking on a parity, as to rights on liquidation, dissolution or winding up, with the Series A-1 Preferred, then all of said assets will be distributed among the holders of the Series A-1 Preferred and the holders of the other Preferred Stock on a parity with the Series A-1 Preferred, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A-1 Preferred shall be equal to a ratably proportionate amount of the liquidation payment with respect to each whole outstanding share of Series A-1 Preferred. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined reasonably and in good faith by the Board of Directors of the Company) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A-1 Preferred has been paid in cash the full Liquidation Preference Amount to which such holder is entitled, as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A-1 Preferred will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall, to the extent possible, be given by mail, postage prepaid, no less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A-1 Preferred at their respective addresses as recorded on the books of the Company.

5. Conversion. The holders of Series A-1 Preferred shall have the following conversion rights (the “Conversion Rights”):

(a) Voluntary Conversion.

(i) Following October [●], 2020 (the “Closing Date”), for a period extending until August 1, 2021 (the “Series A-1 Holder Optional Conversion Period”), the holder of any shares of Series A-1 Preferred may, at such holder's option (subject to Section 5(a)(ii) below), elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series A-1 Preferred held into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A-1 Preferred being converted, divided by (ii) the Conversion Price (as defined in Section 5(c) below) in effect as of the date the holder delivers to the Company their notice of election to convert (the “Conversion Shares”); provided, that holders of Series A-1 Preferred shall waive any rights granted by Section 9 hereof for the Series A-1 Holder Optional Conversion Period. In the event the Company issues a notice of redemption pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until the redemption price is paid in full. In the event of such a redemption, the Company shall provide to each holder of shares of Series A-1 Preferred notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be given at least fifteen (15) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series A-1 Preferred that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(ii) During the Series A-1 Holder Optional Conversion Period, each holder of Series A-1 Preferred shall convert any remaining issued and outstanding shares of Series A-1 Preferred (together with any Dividend Shares accrued by such holder in connection therewith during the Series A-1 Holder Optional Conversion Period), in accordance with the Series A-1 Conversion Schedule attached hereto as Exhibit I (the “Series A-1 Conversion Schedule”), on or prior to each Conversion Milestone Date (as defined below). Each holder shall convert a percentage of the total issued and outstanding shares of Series A-1 Preferred (as of the Closing Date) held by such holder that is equal to or greater than such holder’s respective Minimum Conversion Milestone (as defined below) as of such Conversion Milestone Date; provided, however, that each holder of Series A-1 Preferred may convert more than the Minimum Conversion Milestone at any time until all of the shares of Series A-1 Preferred Shares have been converted.

“Conversion Milestone Date” means each of the respective dates listed in the column titled “Conversion Milestone Date” on the Series A-1 Conversion Schedule attached hereto as Exhibit I.

“Minimum Conversion Milestone” means each of the respective percentages listed in the column titled “Minimum Conversion Milestone” on the Series A-1 Conversion Schedule attached hereto as Exhibit I.

(b) Mandatory Conversion. If, at any time, (i) the Common Stock is registered pursuant to Section 12(b) or (g) under the Exchange Act; (ii) there are sufficient authorized but unissued shares (which have not otherwise been reserved or committed for issuance) to permit the issuance of Conversion Shares; (iii) upon issuance, the Conversion Shares will be either (A) covered by an effective registration statement under the Securities Act, which is then available for the immediate resale of such Conversion Shares by the recipients thereof, and the Board of Directors reasonably believes that such effectiveness will continue uninterrupted for the foreseeable future, or (B) freely tradable without restriction pursuant to Rule 144 promulgated under the Securities Act without volume or manner-of-sale restrictions or current public information requirements, as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected holders; and (iv) the VWAP of the Common Stock is at least $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for twenty (20) consecutive trading days, then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert one-half of the issued and outstanding shares of Series A-1 Preferred into Conversion Shares, on a pro-rata basis among all holders of Series A-1 Preferred at such time. Provided that the requirements of subsections (i), (ii), (iii) and (iv) of the preceding sentence are satisfied, and the VWAP of the Common Stock is at least $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for at least eighty (80) consecutive trading days, then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert all issued and outstanding shares of Series A-1 Preferred into Conversion Shares.

(c) Mechanics of Conversion. Conversions of Series A-1 Preferred shall be conducted in the following manner:

(i) Voluntary Conversion. To convert Series A-1 Preferred into Conversion Shares on any date (the “Voluntary Conversion Date”), the holder thereof shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit II (the “Conversion Notice”), to the Company. As soon as practicable following such Voluntary Conversion Date, the holder shall surrender to a common carrier for delivery to the Company the original certificates representing the shares of Series A-1 Preferred being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii) Mandatory Conversion. In the event the Company elects to convert outstanding shares of Series A-1 Preferred into Conversion Shares in pursuant to Section 5(b) above, the Company shall give written notice (the “Mandatory Conversion Notice”) to all holders of the Series A-1 Preferred of its intention to require the conversion of the shares of Series A-1 Preferred identified therein. The Mandatory Conversion Notice shall set forth the number of Series A-1 Preferred being converted, the date on which such conversion shall be effective (the “Mandatory Conversion Date”), and shall be given to the holders of the Series A-1 Preferred not less than fifteen (15) days prior to the Mandatory Conversion Date. The Mandatory Conversion Notice shall be delivered to each holder at the address as it appears on the stock transfer books of the Company. In order to receive the Conversion Shares into which the Series A-1 Preferred is convertible pursuant to Section 5(b), each holder of the Series A-1 Preferred shall surrender to the Company at the place designated in the Mandatory Conversion Notice the certificates(s) representing the number of shares of Series A-1 Preferred specified in the Mandatory Conversion Notice. Upon the Mandatory Conversion Date, such converted Series A-1 Preferred shall no longer be deemed to be outstanding, and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the shares of Common Stock into which the Series A-1 Preferred is convertible pursuant to Section 5(b).

(iii) Company's Response. Upon receipt by the Company of a copy of the fully executed Conversion Notice or upon giving a Mandatory Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall within five (5) business days following the date of receipt by the Company of a copy of the fully executed Conversion Notice or the Mandatory Conversion Date, as the case may be, issue and deliver to the Depository Trust Company (“DTC”) account on each applicable holder's behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of each such holder or its designee, for the number of Conversion Shares to which such holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be required to issue and deliver the Conversion Shares to DTC on a holder's behalf via DWAC if (i) the Conversion Shares may be issued without restrictive legends and (ii) the Company and the Transfer Agent are participating in DTC through the DWAC system. If all of the conditions set forth in clauses (i) and (ii) above are not satisfied, the Company shall deliver physical certificates to each such holder or its designee. If the number of shares of Series A-1 Preferred represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A-1 Preferred being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the applicable holder a new Preferred Stock Certificate representing the number of shares of Series A-1 Preferred not converted.

(iv) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of Conversion Shares to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the arithmetic calculations to the holder via electronic mail or facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of Conversion Shares to be issued within two (2) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall, within two (2) business days, submit via electronic mail or facsimile the disputed arithmetic calculation of the number of Conversion Shares to be issued to the Company's independent, outside accountant (the “Accountant”). The Company shall cause the Accountant to perform the calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed calculations. The Accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such Accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(c)(iv).

(v)  Record Holder. The person or persons entitled to receive Conversion Shares shall be treated for all purposes as the record holder or holders of such shares of Series A-1 Preferred on the Conversion Date.

(d) Conversion Price.

(i) The term “Conversion Price” shall mean $0.20 per share of Common Stock, subject to adjustment under Section 5(e) hereof.

(ii) Notwithstanding the foregoing to the contrary, if during any period (a “Black-Out Period”), a holder of Series A-1 Preferred is unable to trade any Conversion Shares immediately because the Company has informed such holder that an existing prospectus cannot be used at that time in the sale or transfer of such Conversion Shares (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series A-1 Preferred) such holder of Series A-1 Preferred shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the Black-Out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series A-1 Preferred that would have been applicable had such Conversion Date been at any earlier time during the Black-Out Period.

(e) Adjustments of Conversion Price.

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of its outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine its outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that no such adjustment shall be made if the holders of Series A-1 Preferred simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A-1 Preferred had been converted into Conversion Shares on the date of such event or (ii) a dividend or other distribution of shares of Series A-1 Preferred which are convertible, as of the date of such event, into Conversion Shares as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A-1 Preferred shall receive upon conversions thereof, in addition to the Conversion Shares receivable thereon, the number of securities of the Company which they would have received had their Series A-1 Preferred been converted into Conversion Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series A-1 Preferred; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Conversion Shares issuable upon conversion of the Series A-1 Preferred at any time or from time to time after the date hereof shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A-1 Preferred shall have the right thereafter to convert such share of Series A-1 Preferred into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Conversion Shares into which such share of Series A-1 Preferred might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If, at any time or from time to time after the date hereof there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A-1 Preferred shall have the right thereafter to convert such share of Series A-1 Preferred into the kind and amount of shares of stock and other securities or property which such holder would have had the right to receive had such holder converted its shares of Series A-1 Preferred immediately prior to the consummation of such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series A-1 Preferred after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A-1 Preferred) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series A-1 Preferred, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Conversion Shares issuable upon conversion of the Series A-1 Preferred, the determination of the applicable Conversion Price or the number of Conversion Shares issuable upon conversion of the Series A-1 Preferred immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of Conversion Shares issuable upon conversion of the Series A-1 Preferred. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 5(e)(vi) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(vii) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(1) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A-1 Preferred against impairment. In the event a holder shall elect to convert any shares of Series A-1 Preferred as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series A-1 Preferred shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to one hundred percent (100%) of the Liquidation Preference Amount of the Series A-1 Preferred such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment. If the Company is the prevailing party in any legal action or other legal proceeding relating to the Conversion Rights of the holders of the Series A-1 Preferred, then the Company shall be entitled to recover from the holders of Series A-1 Preferred reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the Company may be entitled).

(b) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Conversion Shares issuable upon conversion of the Series A-1 Preferred pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A-1 Preferred a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series A-1 Preferred, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of Conversion Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A-1 Preferred. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(c) Issue Taxes. The Company shall pay any and all issue, stock transfer, documentary stamp and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of the Series A-1 Preferred Stock, Conversion Shares, Dividend Shares or shares of Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of Conversion Shares requested by any holder to a person other than such holder, but only to the extent such transfer taxes exceed the transfer taxes that would have been payable had the Conversion Shares been delivered to such holder.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by electronic mail, by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series A-1 Preferred at least thirty (30) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series A-1 Preferred at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A-1 Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing sales price of the Common Stock, as reported on the applicable Trading Market for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date.

(f) Reservation of Common Stock. The Company shall, so long as any shares of Series A-1 Preferred are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A-1 Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A-1 Preferred then outstanding; provided, that the number of shares of Common Stock so reserved shall at no time be less than one hundred percent (100%) of the number of shares of Common Stock for which the shares of Series A-1 Preferred are at any time convertible. The initial number of shares of Common Stock reserved as Conversion Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A-1 Preferred based on the number of shares of Series A-1 Preferred held by each holder of record at the time of issuance of the Series A-1 Preferred or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A-1 Preferred, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series A-1 Preferred shall be allocated to the remaining holders of Series A-1 Preferred, pro rata based on the number of shares of Series A-1 Preferred then held by such holder.

(g) Retirement of Series A-1 Preferred. Conversion of shares of Series A-1 Preferred shall be deemed to have been effected on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A-1 Preferred represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder, at the expense of the Company, a new certificate covering the number of shares of Series A-1 Preferred representing the unconverted portion of the certificate so surrendered as required by Section 5(c)(i) or Section 5(c)(ii), as the case may be.

(h) Regulatory Compliance. If any shares of Common Stock to be reserved as Conversion Shares require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(i) Validity of Shares. All Series A-1 Preferred Stock, Conversion Shares, Dividend Shares and shares of Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

6. No Preemptive Rights. Except as provided in Section 5 hereof, no holder of the Series A-1 Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7. Redemption.

(a) Redemption Option Upon Change of Control. In addition to any other rights of the Company or the holders of Series A-1 Preferred contained herein, simultaneous with the occurrence of a Change of Control (as defined below), the Company, at its option, shall have the right to redeem all or a portion of the outstanding Series A-1 Preferred in cash at a price per share of Series A-1 Preferred equal to one hundred and fifteen percent (115%) of the Liquidation Preference Amount plus all accrued and unpaid dividends (the “Change of Control Redemption Price”). Notwithstanding the foregoing to the contrary, the Company may effect a redemption pursuant to this Section 7(a) only if the Company is in material compliance with the terms and conditions of this Certificate of Designations.

(b) “Change of Control”. A “Change of Control” shall be deemed to have occurred at such time as a third party not affiliated with the Company on the Issuance Date or any holders of the Series A-1 Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent (50%) of the outstanding voting securities of the Company.

(c) Mechanics of Redemption at Option of Company Upon Change of Control. At any time within ten (10) days prior to the consummation of a Change of Control transaction, the Company may elect to redeem, effective immediately prior to the consummation of such Change of Control, all of the Series A-1 Preferred then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company Upon Change of Control”) to each holder of Series A-1 Preferred, which Notice of Redemption at Option of Company Upon Change of Control shall indicate (i) the number of shares of Series A-1 Preferred that the Company is electing to redeem from such holder and (ii) the Change of Control Redemption Price, as calculated pursuant to Section 7(a) above. The Change of Control Redemption Price shall be paid in cash in accordance with Section 7(a) of this Certificate of Designations. On or prior to the Change of Control, the holders of Series A-1 Preferred shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Notice of Redemption at Option of Company Upon Change of Control. The Company shall deliver the Change of Control Redemption Price immediately prior to or simultaneously with the consummation of the Change of Control; provided, that a holder's Preferred Stock Certificates shall have been so delivered to the Company (or an indemnification undertaking with respect to such Preferred Stock Certificates in the event of their loss, theft or destruction). From and after the Change of Control transaction, unless there shall have been a default in payment of the Change of Control Redemption Price, all rights of the holders of Series A-1 Preferred as a holder of such Series A-1 Preferred (except the right to receive the Change of Control Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to any redeemed shares of Series A-1 Preferred, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Notwithstanding the foregoing to the contrary, nothing contained herein shall limit a holder’s ability to convert its shares of Series A-1 Preferred following the receipt of the Notice of Redemption at Option of Company Upon Change of Control and prior to the consummation of the Change of Control transaction.

8. Inability to Fully Convert.

(a) Holder's Option if Company Cannot Fully Convert. In addition to any other right that a holder of Series A-1 Preferred Stock might have, if, upon the Company's receipt of a Conversion Notice, the Company cannot issue Conversion Shares issuable pursuant to such Conversion Notice because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Conversion Shares to be issued to a holder of Series A-1 Preferred pursuant to a Conversion Notice, then the Company shall issue as many Conversion Shares as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(c)(iii) above and, with respect to the unconverted Series A-1 Preferred, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i) if the Company's inability to fully convert Series A-1 Preferred is pursuant to Section 8(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(c)(iii) above; or

(ii) void its Conversion Notice with respect to all or a portion of the Conversion Shares covered by such Conversion Notice and retain or have returned, as the case may be, the shares of Series A-1 Preferred that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice).

(b) Mechanics of Fulfilling Holder's Election. The Company shall promptly send via electronic mail or facsimile to a holder of Series A-1 Preferred, upon receipt of electronic mail or facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, and (ii) the number of Series A-1 Preferred which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 8(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

(c) Pro-Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series A-1 Preferred on the same day and the Company can convert and redeem some, but not all, of the Series A-1 Preferred pursuant to this Section 8, the Company shall convert and redeem from each holder of Series A-1 Preferred electing to have Series A-1 Preferred converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series A-1 Preferred held by such holder relative to the number shares of Series A-1 Preferred outstanding) of all shares of Series A-1 Preferred being converted and redeemed at such time.

9. Protective Provisions. So long as shares of the Series A-1 Preferred representing at least fifty percent (50%) of the total number of shares of Series A-1 Preferred issued on the Issuance Date remain issued and outstanding, the Company shall not, without obtaining the approval (by vote or written consent) of the holders of more than fifty percent (50%) of the issued and outstanding shares of Series A-1 Preferred:

(a) create, or authorize the creation of, any class or series, or issue, or authorize the issuance of, any shares of capital stock that ranks senior to the Series A-1 Preferred, other than Series C Preferred and Series D Preferred;

(b) sell, lease or otherwise dispose of intellectual property rights owned by or licensed to the Company or any subsidiary of the Company; and

(c) create, or authorize the creation of, or incur, or authorize the incurrence of, any Indebtedness, other than Permitted Indebtedness, or permit any subsidiary to take any such action.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business) and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Permitted Indebtedness” means (x) all indebtedness of the Company outstanding on the Issuance Date or thereafter that does not constitute Indebtedness for purposes of this Section 9; and (y) monies borrowed under credit lines of the Company existing on the Issuance Date in an amount not to exceed $6.0 million.

10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding shares of Series A-1 Preferred, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal, or otherwise adversely affect, any of the powers, designations, preferences and rights of the Series A-1 Preferred; provided, however, that any changes to (i) Section 5 hereof, or (ii) Exhibit I hereto shall also require the approval of the majority of the Board of Directors.

11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A-1 Preferred, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company (in form and substance satisfactory to the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A-1 Preferred into Common Stock and complies with its obligations to issue Conversion Shares set forth herein.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A-1 Preferred and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the holders of the Series A-1 Preferred shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or the Series A-1 Preferred holders' reasonable perception of a threatened breach by the Company of the provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A-1 Preferred and shall not be construed against any person as the drafter hereof.

14.     Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A-1 Preferred in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this __ day of September, 2020.

IMAGEWARE SYSTEMS, INC.

By:
Kristin Taylor
Chief Executive Officer

  [EXHIBITS INTENTIONALLY OMITTED]

ANNEX D

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

IMAGEWARE SYSTEMS, INC.

The undersigned, the Chief Executive Officer of ImageWare Systems, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

WHEREAS, on September 9, 2018, the Board of Directors of the Company (the “Board of Directors”) duly adopted a resolution (the “Original Certificate of Designations of Series C Convertible Preferred Stock”) creating a series of Preferred Stock designated as the Series C Convertible Preferred Stock; and

WHEREAS, the Board of Directors desires to amend and restate the Original Certificate of Designations of Series C Convertible Preferred Stock.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by provisions of the Certificate of Incorporation of the Company (as amended, restated or supplemented, the “Certificate of Incorporation”), the Original Certificate of Designations of Series C Convertible Preferred Stock is hereby amended and restated in its entirety to read as follows:

1. Designation and Rank.

(a) The designation of such series of the Preferred Stock shall be the Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred”). The maximum number of shares of Series C Preferred shall be One Thousand (1,000) shares. The Series C Preferred shall rank senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), Series A Convertible Preferred Stock (the “Series A Preferred”) and, except as provided in Section l(b) below, to all other classes and series of equity securities of the Company which by their terms do not expressly provide that such equity securities rank senior to or on parity with the Series C Preferred (collectively, “Junior Stock”).

1. The Series C Preferred shall rank junior to the Company’s (i) Series D Convertible Redeemable Preferred Stock (“Series D Preferred”) and (ii) Series B Convertible Redeemable Preferred Stock (“Series B Preferred”);provided, that, with regards to the Series B Preferred, the Series C Preferred shall rank junior solely with respect to (i) dividend rights of the Series B Preferred on the terms expressly provided in paragraph i of Section 4(d) of the Certificate of Incorporation as in effect as of the date hereof (as defined below) and (ii) distribution rights of the Series B Preferred upon a liquidation, dissolution or winding up provided in paragraph ii of Section 4(d) of the Certificate of Incorporation as in effect as of the date hereof; provided, however, that nothing in the Series B Preferred shall have any effect on the rights of the Series C Preferred with respect to rights on redemption or conversion. The date of original issuance of the Series C Preferred is referred to herein as the “Issuance Date”.

2. Dividends.

(a) Payment of Dividends.

(i) The holders of record of shares of Series C Preferred shall be entitled to receive, and the Company shall be required to declare and pay, out of any assets at the time legally available therefor, cumulative dividends at the Specified Rate per share per annum, commencing on the date hereof and payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”), at the option of the Company in cash or through the issuance of shares of Common Stock. Dividends on each outstanding share of Series C Preferred will accrue whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. In the event that the Company elects (or is deemed to have elected) to pay dividends in shares of Common Stock, the number of shares of Common Stock to be issued to each applicable holder shall be determined by dividing the total dividend then being paid to such holder in shares of Common Stock by the Price Per Share (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share (the “Dividend Shares”). With respect to any Dividend Payment Date, to the extent that dividends on the shares of Series C Preferred are not declared and paid in cash on any such Dividend Payment Date, the Company shall be deemed to have elected to declare and pay dividends with respect to such Dividend Payment Date through the issuance of Dividend Shares on such Dividend Payment Date. If the Company shall elect to declare and pay dividends hereunder in a form that consists of a combination of cash and an issuance of Dividend Shares, each holder of the Series C Preferred shall receive the same proportion of cash and Dividend Shares. As used herein, “Price Per Share” means, with respect to a share of Common Stock, the VWAP (as defined below) for the five (5) Trading Days (as defined below) immediately preceding the applicable Dividend Payment Date.

“Specified Rate” means (i) in the event the Company elects to pay a dividend payable on any Dividend Payment Date in cash, the cumulative dividend rate of eight percent (8%) of the Stated Value (as defined in Section 4 hereof) per share per annum, and (ii) in the event the Company elects, or is deemed to have elected, to pay a dividend payable on any Dividend Payment Date in Dividend Shares, the cumulative dividend rate of ten percent (10%) of the Stated Value per share per annum.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (defined below), the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on any Trading Market and if prices for the Common Stock are then reported on the OTC Bulletin Board or in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the daily mean between the closing bid and asked quotations per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Majority Holders (as defined below) and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX or OTCQB (or any successors to any of the foregoing).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Majority Holders” means, as of any date of determination, the holder or holders of more than fifty percent (50%) of the total number of issued and outstanding shares of Series C Preferred as of such date.

(ii) The Company will: (a) prepare and file with the Securities and Exchange Commission (the “SEC”), within thirty (30) days after the date hereof, a Form S-3 (or, if such form is not available to the Company, a Form S-1) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale, by the holders of shares of Series C Preferred, of any Conversion Shares (as defined below) and Dividend Shares issuable hereunder and not otherwise eligible for resale under Rule 144 promulgated under the Securities Act (“Rule 144”), without volume or manner-of-sale restrictions or current public information requirements (the “Registration Statement”); (b) use its best efforts to cause the Registration Statement to become effective as soon as practicable after such filing; (c) use its best efforts to cause the Registration Statement to remain effective at all times thereafter until the earlier of (i) the date as of which such holders of Series C Preferred may sell all of such Conversion Shares and/or Dividend Shares without restriction pursuant to Rule 144, without volume or manner-of-sale restrictions or current public information requirements, and (ii) the date when all of the Conversion Shares and Dividend Shares registered thereunder have been disposed of by such holders of Series C Preferred; and (d) prepare and file with the SEC such amendments and supplements to the Registration Statement (including documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into the Registration Statement) and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in this sentence above.

(b) In the event of a Voluntary Conversion (as defined in Section 5(a) below) or Mandatory Conversion (as defined in Section 5(b) below), all accrued but unpaid dividends on the Series C Preferred being converted shall be payable, at the election of the Company, in cash or shares of Common Stock within five (5) business days after the Voluntary Conversion Date (as defined in Section 5(c)(i) below) or Mandatory Conversion Date (as defined in Section 5(c)(ii) below), as applicable. In the event of an Exchange Transaction (as defined in Section 9 below) all accrued but unpaid dividends on the Series C Preferred being converted shall be payable into shares of Series D Preferred within five (5) business days after the Exchange Date (as defined in Section 9(b) below) in accordance with the terms of the Exchange Transaction.

(c) So long as any shares of Series C Preferred are outstanding, the Company shall not, and shall not permit any subsidiary of the Company or any other Person (as defined below) directly or indirectly controlled by the Company to, declare, pay or set apart for payment any dividend or make any distribution (as defined below) on or with respect to the Common Stock, the Series A Preferred or any other Junior Stock, except that (i) the Company may pay dividends on the Series A Preferred at the “Specified Rate” (as defined in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of ImageWare Systems, Inc. (the “Series A Certificate”) as in effect on the date hereof) on the terms expressly set forth in Section 2 of the Series A Certificate as in effect on the date hereof, and (ii) the Company may pay dividends on the Common Stock solely in shares of Common Stock. “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, association, trust, joint venture or any other entity, or a governmental agency or political subdivision thereof.

(d) In the event of a Liquidation Event (as defined below) or a Deemed Liquidation Event (as defined below), all accrued and unpaid dividends on the Series C Preferred shall be payable in cash on the day immediately preceding the date of payment of the Liquidation Preference Amount payable to the holders of Series C Preferred, in accordance with Section 4 below. In the event of the Company’s exercise of its optional redemption right set forth in Section 7(b) below, all accrued and unpaid dividends on the Series C Preferred shall be payable in cash on the day immediately preceding the date of such redemption.

(e) For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash, property, securities, indebtedness, obligations or any other thing of value, whether by way of dividend or otherwise, on or with respect to, or the purchase, redemption, retirement or other acquisition of, shares of the Company (other than repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash, property, securities, indebtedness, obligations or any other thing of value.

3. Voting Rights.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as provided by law or by Sections 10 and 11 below, holders of Series C Preferred shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

4. Liquidation, Dissolution, Winding-Up or Distribution.

2. In the event of the liquidation, dissolution, winding up of the affairs of the Company or any other event that causes the Company to make a distribution (as such term is used in Section 2(e) above), whether voluntary or involuntary (each, a “Liquidation Event”) or a Deemed Liquidation Event, the holders of shares of the Series C Preferred then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock, an amount equal to the greater of (i) $10,000 per share (such amount, subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization affecting the shares of Series C Preferred, the “Stated Value”) plus all accrued and unpaid dividends, and (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event or Deemed Liquidation Event (the amount payable pursuant to the foregoing is referred to herein as the “Liquidation Preference Amount”). If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of Series C Preferred and any other series of Preferred Stock ranking on a parity with the Series C Preferred as to distribution rights upon a Liquidation Event or Deemed Liquidation Event (“Parity Stock”), then all of said assets will be distributed among the holders of the Series C Preferred and the holders of the Parity Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The payment with respect to each outstanding fractional share of Series C Preferred shall be equal to a ratably proportionate amount of the payment with respect to each whole outstanding share of Series C Preferred. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined reasonably and in good faith by the Board of Directors) or a combination thereof; provided, that, in the case of a payment consisting of a combination of cash and property, the holders of the Series C Preferred and the holders of any Parity Stock shall each receive the same proportion of cash and property; and provided, further, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred has been paid in cash the full Liquidation Preference Amount to which such holder is entitled, as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series C Preferred will not be entitled to any further participation on account of such shares in any distribution of the assets of the Company.

(a) Written notice of any Liquidation Event or Deemed Liquidation Event, stating a payment date and the place where the distributable amounts shall be payable, shall, to the extent possible, be given by mail, postage prepaid, no less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series C Preferred at their respective addresses as recorded on the books of the Company.

(b) Nothing contained in this Section 4 shall limit the right of the holder of any shares of Series C Preferred to convert such shares of Series C Preferred pursuant to and in accordance with Section 5 hereof.

5. Conversion.

(a) Voluntary Conversion. At any time on or after the date hereof, the holder of any shares of Series C Preferred may, at such holder’s option, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series C Preferred held by such holder into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Stated Value of the shares of Series C Preferred being converted, divided by (ii) the Conversion Price (as defined in Section 5(d) below) in effect as of the date the holder delivers to the Company its notice of election to convert (the “Conversion Shares”). In the event the Company issues a notice of redemption pursuant to Section 7 hereof, the rights of the holders of Series C Preferred to elect a Voluntary Conversion pursuant to this Section 5(a) (“Conversion Rights”) shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for all shares of Series C Preferred shall continue until the redemption price is paid in full. In the event of such a redemption, the Company shall provide to each holder of shares of Series C Preferred notice of such redemption, which notice shall (i) be given at least fifteen (15) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series C Preferred that will be paid or distributed on such redemption.

3. Mandatory Conversion. If (i) the Common Stock is registered pursuant to Section 12(b) or (g) under the Exchange Act; (ii) there are sufficient authorized but unissued shares of Common Stock (which have not otherwise been reserved or committed for issuance) to permit the issuance of all Conversion Shares issuable upon conversion of all outstanding shares of Series C Preferred; (iii) upon issuance, the Conversion Shares will be either (A) covered by an effective registration statement under the Securities Act, which is then available for the immediate resale of such Conversion Shares by the recipients thereof, and the Board of Directors reasonably believes that such effectiveness will continue uninterrupted for the foreseeable future, or (B) freely tradable without restriction pursuant to Rule l44 promulgated under the Securities Act without volume or manner-of-sale restrictions or current public information requirements, as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected holders; and (iv) the VWAP of the Common Stock is at least $3.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for a period of twenty (20) consecutive Trading Days ending on the Trading Day immediately preceding the day on which the Company delivers the Mandatory Conversion Notice (as defined below), then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert (a “Mandatory Conversion”) all, but not less than all, of the issued and outstanding shares of Series C Preferred into Conversion Shares.

(b) Mechanics of Conversion. Conversions of Series C Preferred shall be conducted in the following manner:

(i) Voluntary Conversion. To convert Series C Preferred into Conversion Shares on any date (the “Voluntary Conversion Date”), the holder thereof shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company. As soon as practicable following such Voluntary Conversion Date, the holder shall surrender to a common carrier for delivery to the Company the original certificates representing the shares of Series C Preferred being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii) Mandatory Conversion. In the event the Company elects to convert outstanding shares of Series C Preferred into Conversion Shares pursuant to Section 5(b) above, the Company shall give written notice (the “Mandatory Conversion Notice”) to all holders of the Series C Preferred of its intention to require the conversion of all of the shares of Series C Preferred. The Mandatory Conversion Notice shall set forth the number of Series C Preferred being converted (which shall be all, and not less than all, issued and outstanding shares of Series C Preferred), the date on which such conversion shall be effective (the “Mandatory Conversion Date”), and shall be given to the holders of the Series C Preferred not less than fifteen (15) days prior to the Mandatory Conversion Date. The Mandatory Conversion Notice shall be delivered to each holder at its address as it appears on the stock transfer books of the Company. In order to receive the Conversion Shares into which the Series C Preferred is convertible pursuant to Section 5(b), each holder of the Series C Preferred shall surrender to the Company at the place designated in the Mandatory Conversion Notice the Preferred Stock Certificates(s) representing the shares of Series C Preferred owned by such holder. Upon the Mandatory Conversion Date, such converted Series C Preferred shall no longer be deemed to be outstanding, and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive (x) the shares of Common Stock into which the shares of Series C Preferred are convertible pursuant to Section 5(b), (y) all accrued and unpaid dividends on such shares of Series C Preferred pursuant to Section 2(b), and (z) any cash in lieu of a fractional share of Common Stock pursuant to Section 2(j).

1. Company’s Response. Upon receipt by the Company of a copy of the fully executed Conversion Notice or upon giving a Mandatory Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall within five (5) business days following the date of receipt by the Company of a copy of the fully executed Conversion Notice or the Mandatory Conversion Date, as the case may be, issue and deliver to the Depository Trust Company (“DTC”) account on each applicable holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice or, in the case of a Mandatory Conversion, as otherwise provided to the Company or the Transfer Agent by (or on behalf of) a holder, registered in the name of each such holder or its designee, for the number of Conversion Shares to which such holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be required to issue and deliver the Conversion Shares to DTC on a holder’s behalf via DWAC if (i) the Conversion Shares may be issued without restrictive legends and (ii) the Company and the Transfer Agent are participating in DTC through the DWAC system. If any of the conditions set forth in clauses (i) and (ii) above are not satisfied, the Company shall deliver physical certificates to each such holder or its designee. In the case of a Voluntary Conversion, if the number of shares of Series C Preferred represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C Preferred being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the applicable holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred not converted. For purposes of this Section 5(e)(iii), the term “Conversion Shares” shall include any shares of Common Stock which the Company elects to issue, pursuant to Section 2(b), as payment of accrued and unpaid dividends on shares of Series C Preferred being converted.

(iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of Conversion Shares to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the arithmetic calculations to the holder via electronic mail or facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of Conversion Shares to be issued within two (2) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall, within two (2) business days, submit via electronic mail or facsimile the disputed arithmetic calculation of the number of Conversion Shares to be issued to the Company’s independent, outside accountant (the “Accountant”). The Company shall cause the Accountant to perform the calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed calculations. The Accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such Accountant in making such determination shall be paid by the Company. The period of time in which the Company is required to effect conversions under this Certificate of Designations shall be tolled with respect to the subject conversion pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(e)(iv).

(iv) Record Holder. The person or persons entitled to receive Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of the close of business on the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

(c) Conversion Price.

(i) The term “Conversion Price” shall mean $1.00 per share, subject to adjustment under Section 5(e) hereof.

(ii) Notwithstanding the foregoing to the contrary, if during any period (a “Black-Out Period”), a holder of Series C Preferred is unable to trade any Conversion Shares immediately because the Company has informed such holder that an existing prospectus cannot be used at that time in the sale or transfer of such Conversion Shares (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series C Preferred) such holder of Series C Preferred shall have the option but not the obligation on any Voluntary Conversion Date or Mandatory Conversion Date, as applicable, within ten (10) Trading Days following the expiration of the Black-Out Period of using the Conversion Price applicable on such Voluntary Conversion Date or Mandatory Conversion Date, as applicable, or any Conversion Price selected by such holder of Series C Preferred that would have been applicable had such Voluntary Conversion Date or Mandatory Conversion Date, as applicable, been at any earlier time during the Black-Out Period.

(d) Adjustments of Conversion Price.

2. Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of its outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine its outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(i) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that no such adjustment shall be made if the holders of Series C Preferred simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred had been converted into Conversion Shares on the date of such event.

(ii) Adjustment for Other Dividends and Distributions. If, subject to Section 2(c), the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities, cash, indebtedness, or other property (other than a dividend or distribution of shares of Common Stock referred to in Section 5(e)(ii)), then, and in each event, on the same date on which holders of Common Stock receive such dividend or other distribution, the holders of Series C Preferred shall receive the number or amount of securities, cash, indebtedness, or other property which they would have received had their Series C Preferred been converted into Conversion Shares immediately prior to such event.

3. Adjustments for Reclassification, Exchange or Substitution. If the Conversion Shares issuable upon conversion of the Series C Preferred at any time or from time to time after the date hereof shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i) and (ii), an Organic Change (as defined below) provided for in Section 5(e)(v) or a Liquidation Event or Deemed Liquidation Event), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred shall have the right thereafter to convert such share of Series C Preferred into the kind and amount of shares of stock and other securities receivable upon such reclassification, exchange, substitution or other change, by holders of the number of Conversion Shares into which such share of Series C Preferred might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(iii) Adjustments for Organic Changes. If at any time or from time to time after the date hereof there shall be a capital reorganization, merger or consolidation of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Sections 5(e)(i) and (ii), or a reclassification, exchange, substitution or change of shares provided for in Section 5(e)(iv), or a Liquidation Event or Deemed Liquidation Event), and the Company is not the surviving, acquiring or resulting entity in any such merger, consolidation or other reorganization (any such merger, consolidation or other reorganization, a “Organic Change”), then lawful and adequate provision shall be made so that each share of Series C Preferred outstanding immediately prior to the consummation or effectiveness of such Organic Change shall be converted into, or exchanged for, a security of the surviving, acquiring or resulting entity of such Organic Change having preferences, rights, and privileges that are equivalent to such share of Series C Preferred (any such security, a “New Security”), except that in lieu of being able to convert into shares of Common Stock or shares of common stock of the surviving, acquiring or resulting entity of such Organic Change, the holders of such New Securities shall thereafter be entitled to receive upon conversion of such New Securities the shares of capital stock, securities, cash, assets or other property to which a holder of the number of shares of Common Stock into which a share of Series C Preferred would have been convertible immediately prior to such Organic Change would have been entitled to receive upon the consummation or effectiveness of such Organic Change. In any such case, appropriate provisions shall be made with respect to the rights of the holders of such New Security to the end that the provisions of this Section 5 (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, with respect to any shares of capital stock, securities, cash, assets or other property to be deliverable thereafter upon the conversion of such New Security.

(e) No Impairment. Subject to Section 9 hereof, the Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred against impairment. In the event a holder shall elect to convert any shares of Series C Preferred as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said shares of Series C Preferred shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to one hundred percent (100%) of the Liquidation Preference Amount of the Series C Preferred such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

4. Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Conversion Shares issuable upon conversion of the Series C Preferred pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series C Preferred a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of any holder of Series C Preferred at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of Conversion Shares and the amount, if any, of other shares of capital stock, securities, cash, assets or other property which at the time would be received upon the conversion of a share of Series C Preferred.

(f) Issue Taxes. The Company shall pay any and all issue, stock transfer, documentary stamp and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of the Series C Preferred, Conversion Shares, Dividend Shares or shares of Common Stock or other securities issued on account of Series C Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of Conversion Shares requested by any holder to a person other than such holder, but only to the extent such transfer taxes exceed the transfer taxes that would have been payable had the Conversion Shares been delivered to such holder.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by electronic mail, by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series C Preferred at least thirty (30) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, Liquidation Event or Change of Control and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series C Preferred at least twenty (20) days prior to the date on which any Organic Change, Liquidation Event or Change of Control will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(h) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing sales price of the Common Stock, as reported on the applicable Trading Market for the five (5) consecutive Trading Days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

5. Reservation of Common Stock. The Company shall, so long as any shares of Series C Preferred are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred and paying dividends on the Series C Preferred (assuming the Company elects to pay all dividends in shares of Common Stock), such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred then outstanding and payment of dividends hereunder (assuming the Company elects to pay all dividends in shares of Common Stock); provided, that the number of shares of Common Stock so reserved shall at no time be less than one hundred percent (100%) of the number of shares of Common Stock for which the shares of Series C Preferred are at any time convertible. The initial number of shares of Common Stock reserved as Conversion Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C Preferred based on the number of shares of Series C Preferred held by each holder of record at the time of issuance of the Series C Preferred or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series C Preferred, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any Person which does not hold any shares of Series C Preferred shall be allocated to the remaining holders of Series C Preferred, pro rata based on the number of shares of Series C Preferred then held by such holder. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series C Preferred and payment of dividends on the Series C Preferred (assuming the Company elects to pay all dividends in shares of Common Stock), the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(i) Retirement of Series C Preferred. Conversion of shares of Series C Preferred shall be deemed to have been effected on the Voluntary Conversion Date or Mandatory Conversion Date, as applicable. In the case of a Voluntary Conversion, upon conversion of only a portion of the number of shares of Series C Preferred represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder, at the expense of the Company, a new certificate covering the number of shares of Series C Preferred representing the unconverted portion of the certificate so surrendered as required by Section 5(c)(i).

(j) Regulatory Compliance. If any shares of Common Stock to be reserved as Conversion Shares or Dividend Shares require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(k) Validity of Shares. All Series C Preferred, Conversion Shares, Dividend Shares and shares of Common Stock or other securities issued on account of Series C Preferred pursuant hereto or certificates representing such shares or securities will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

6. No Preemptive Rights. Except as provided in Section 5 hereof, no holder of the Series C Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms (subject to Section 10 hereof) and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7. Redemption.

(a) Redemption at Option of Holders. At any time and from time to time from and after the third (3rd) anniversary of the Issuance Date, or in the event of the consummation of a Change of Control (as defined in Section 7(c) below), if any shares of Series C Preferred are outstanding, then each holder of Series C Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series C Preferred at the Liquidation Preference Amount per share of Series C Preferred, plus an amount equal to all accrued but unpaid dividends, if any, on the Holder Redemption Date (as defined below) (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash.

6. Redemption Option Upon Change of Control. In addition to any other rights of the Company or the holders of Series C Preferred contained herein, simultaneous with the occurrence of a Change of Control, the Company, at its option, shall have the right to redeem all, but not less than all, of the outstanding Series C Preferred in cash at a price per share of Series C Preferred equal to one hundred fifteen percent (115%) of the Liquidation Preference Amount plus all accrued and unpaid dividends, if any, as of the date of delivery of the Notice of Redemption at Option of Company Upon Change of Control (as defined below) (the “Change of Control Redemption Price”). Notwithstanding the foregoing to the contrary, the Company may effect a redemption pursuant to this Section 7(b) only if the Company is in material compliance with the terms and conditions of this Certificate of Designations.

(b) Change of Control. “Change of Control” shall mean any of the following occurring after the date hereof:

(i) a sale, conveyance or disposition of all or substantially all of the assets of the Company and any direct and/or indirect subsidiaries of the Company, taken as a whole (including by or through the sale, conveyance or other disposition of the capital stock of, or reorganization, merger, share exchange, consolidation or other business combination involving, any direct and/or indirect subsidiary or subsidiaries of the Company, if substantially all of the assets of the Company and any direct and/or indirect subsidiaries of the Company, taken as a whole, are held by such subsidiary or subsidiaries);

(ii) a reorganization, merger, share exchange, consolidation or other business combination of the Company with or into any other entity in which transaction the Persons who hold more than fifty percent (50%) of the total voting power of the voting securities of the Company (or, if the Company is not the acquiring, resulting or surviving entity in such transaction, such acquiring, resulting or surviving entity) immediately after such transaction are not Persons who, immediately prior to such transaction, held more than fifty percent (50%) of the total voting power of the voting securities of the Company; or

(iii) an acquisition (in one transaction or a series of related transactions) of voting securities of the Company representing in the aggregate more than fifty percent (50%) of the total voting power of the voting securities of the Company (after giving effect to such acquisition) by any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of Persons; provided, however, that any transaction pursuant to which Neal Goldman, on his own and not part of a group, acquires more than fifty percent (50%) of the total voting power of the voting securities of the Company (after giving effect to such acquisition) shall not constitute a “Change of Control” hereunder. Any Change of Control shall be deemed a Liquidation Event hereunder (a “Deemed Liquidation Event”), unless such treatment is waived in writing by the Majority Holders, and in the event of any such Deemed Liquidation Event, each holder of Series C Preferred shall receive payment of the Liquidation Preference Amount in accordance with Section 4.

7. Mechanics of Redemption at Option of Company Upon Change of Control. At any time within ten (10) days prior to the consummation of a Change of Control, the Company may elect to redeem, effective immediately prior to the consummation of such Change of Control, all (but not less than all) of the Series C Preferred then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company Upon Change of Control”) to each holder of Series C Preferred, which Notice of Redemption at Option of Company Upon Change of Control shall indicate (i) the number of shares of Series C Preferred that the Company is electing to redeem from such holder (which shall not be less than all of the shares of Series C Preferred owned by such holder) and (ii) the Change of Control Redemption Price, as calculated pursuant to Section 7(b) above. The Change of Control Redemption Price shall be paid in cash in accordance with Section 7(b) of this Certificate of Designations. On or prior to the Change of Control, the holders of Series C Preferred shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Notice of Redemption at Option of Company Upon Change of Control. The Company shall deliver the Change of Control Redemption Price immediately prior to or simultaneously with the consummation of the Change of Control; provided, that a holder’s Preferred Stock Certificates shall have been so delivered to the Company (or an indemnification undertaking with respect to such Preferred Stock Certificates in the event of their loss, theft or destruction). From and after the Change of Control transaction, unless there shall have been a default in payment of the Change of Control Redemption Price, all rights of the holders of Series C Preferred as a holder of such Series C Preferred (except the right to receive the Change of Control Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to shares of Series C Preferred, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Notwithstanding the foregoing to the contrary, nothing contained herein shall limit a holder’s ability to convert its shares of Series C Preferred following the receipt of the Notice of Redemption at Option of Company Upon Change of Control and prior to the consummation of the Change of Control transaction.

(c) Mechanics of Redemption at Option of Holders Upon Change of Control. From and after the third (3rd) anniversary of the Issuance Date or at any time within ten (10) days prior to, or at any time after, the consummation of a Change of Control, any holder of Series C Preferred may elect to exercise its Holder Redemption Right by delivering a written notice (a “Holder Redemption Notice”) to the Company of such election. The date upon which such Holder Redemption Notice is delivered to the Company is the “Holder Redemption Notice Date”. The Company shall, on the date proposed in the Holder Redemption Notice for the redemption of the Series C Preferred (which date shall not be less than ten (10) days after the Holder Redemption Notice Date, except that if a Holder Redemption Notice is delivered in connection with and prior to the consummation of a Change of Control, then such date shall be the date on which such Change of Control is consummated) (the “Holder Redemption Date”), redeem each outstanding share of Series C Preferred set forth in the Holder Redemption Notice at the Holder Redemption Price. The Holder Redemption Price for each share of Series C Preferred owned by a holder who has exercised its Holder Redemption Right shall be paid to such holder by delivering a check or by wire transfer of immediately available funds to such holder at the address or in accordance with the wire transfer instructions (as applicable) of such holder as set forth in the Holder Redemption Notice.

8. Inability to Fully Convert.

(a) Holder’s Option if Company Cannot Fully Convert. In addition to any other right that a holder of Series C Preferred might have, if, upon the Company’s receipt of a Conversion Notice, the Company cannot issue Conversion Shares issuable pursuant to such Conversion Notice because the Company (x) notwithstanding Section 5(k), does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Conversion Shares to be issued to a holder of Series C Preferred pursuant to a Conversion Notice, then the Company shall issue as many Conversion Shares as it is able to issue in accordance with such holder’s Conversion Notice and pursuant to Section 5(c)(iii) above and, with respect to the unconverted Series C Preferred, the holder, solely at such holder’s option, can elect, within five (5) business days after receipt of an Inability to Fully Convert Notice (as defined below) from the Company thereof to:

(i) if the Company’s inability to fully convert Series C Preferred is pursuant to Section 8(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice and pursuant to Section 5(c)(iii) above; or

(ii) void its Conversion Notice with respect to all or a portion of the Conversion Shares covered by such Conversion Notice and retain or have returned, as the case may be, the shares of Series C Preferred that were to be converted pursuant to such holder’s Conversion Notice (provided that a holder’s voiding its Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice).

8. Mechanics of Fulfilling Holder’s Election. The Company shall promptly send via electronic mail or facsimile to a holder of Series C Preferred, upon receipt of electronic mail or facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice, and (ii) the number of shares of Series C Preferred which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 8(a) above by delivering written notice via electronic mail or facsimile to the Company (“Notice in Response to Inability to Convert”).

(b) Pro-Rata Conversion. In the event the Company receives a Conversion Notice from more than one holder of Series C Preferred on the same day and the Company can convert some, but not all, of the Series C Preferred pursuant to this Section 8, the Company shall convert from each holder of Series C Preferred electing to have Series C Preferred converted at such time an amount equal to such holder’s pro-rata amount (based on the number of shares of Series C Preferred held each such holder who desires to convert such shares on such date relative to the total number of shares of Series C Preferred held by all such holders who desire to convert such shares on such date) of all shares of Series C Preferred being converted at such time.

9. Mandatory Exchange.

(a) If at any time one or more holders of Series C Preferred then holding, in the aggregate, more than fifty percent (50%) of the outstanding shares of Series C Preferred (the “Initiating Stockholders”) desire to effectuate an exchange of all (and not less than all) of each such Initiating Stockholder’s shares of Series C Preferred for shares of Series D Preferred (an “Exchange Transaction”), then such Initiating Stockholders, in their sole discretion, shall have the right to require that all holders of Series C Preferred shall participate in such Exchange Transaction, on substantially identical terms and conditions to the Initiating Stockholders, as set forth in the definitive documentation with respect to such Exchange Transaction (the “Exchange Agreement”), by delivering to the Company, for delivery by the Company to all the other holders of Series C Preferred (collectively, the “Dragged Holders”), written notice of such election. Any such notice (a “Drag-Along Notice”) shall contain a description of the material terms and conditions of the Exchange Transaction, including the exchange rate for shares of Series C Preferred with respect to shares of Series D Preferred. The Drag-Along Notice shall be delivered promptly (but in no event later than five (5) business days prior to the Exchange Date) by the Company to each Dragged Holder at its address as it appears on the stock transfer books of the Company, in accordance with the Exchange Agreement. In order to receive the Series D Preferred for which the Series C Preferred is being exchanged pursuant to this Section 9, each holder of the Series C Preferred shall surrender to the Company at the place designated in the Drag-Along Notice the Preferred Stock Certificates(s) representing the shares of Series C Preferred owned by such holder. Upon the Exchange Date (defined below), such exchanged Series C Preferred shall no longer be deemed to be outstanding, and all rights of the holder with respect to such shares shall immediately terminate.

9. In the event a Drag-Along Notice is delivered with respect to an Exchange Transaction, each of the Dragged Holders shall be obligated to do the following with respect to such Exchange Transaction, in each case to the extent applicable: (i) at the closing of such Exchange Transaction (such date, the “Exchange Date”), transfer to the Company, on the same terms as the Initiating Stockholders, all of such Dragged Holder’s shares of Series C Preferred free and clear of any liens and duly endorsed for transfer, or accompanied by duly endorsed stock powers; (ii) vote all such Dragged Holder’s shares of Series C Preferred, whether by proxy, voting agreement or otherwise, in favor of the Exchange Transaction; (iii) enter into reasonable and customary agreements with the Company on terms substantially identical to those applicable to the Initiating Stockholders (including with respect to representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Exchange Transaction as requested by the Company), so long as the terms of any such agreements are not more onerous (on a per share basis) with respect to the Dragged Holders than with respect to the Initiating Stockholders; (iv) use commercially reasonable efforts to obtain any consents necessary for such Dragged Holder to consummate the Exchange Transaction; (v) refrain from directly or indirectly taking (or causing any other Person to take) any action that is prejudicial to or inconsistent with such Exchange Transaction; and (vi) take any and all reasonably necessary action in furtherance of the foregoing, to the extent requested by the Initiating Stockholders or the Board of Directors, at the Company’s sole expense. Each holder of Series C Preferred shall receive, in respect of each share of Series C Preferred exchanged by such holder in any Exchange Transaction, the same form and amount of consideration issued to each other holder of Series C Preferred (including the Initiating Stockholders) in respect of their Series C Preferred.

(b) The Company shall use commercially reasonable efforts to cause its officers, employees, agents, contractors and others under its control to cooperate in any proposed Exchange Transaction and not to take any action which might impede any such Exchange Transaction. Pending the completion of any proposed Exchange Transaction, the Company shall use commercially reasonable efforts to operate in the ordinary course of business and to maintain all existing business relationships in good standing.

10. Protective Provisions. Notwithstanding anything herein to the contrary, the Company shall not, without obtaining the approval (by vote or written consent) of the Majority Holders:

(a) create, or authorize the creation of, any class or series of shares of capital stock or other securities, or issue, or authorize the issuance of, any class or series of shares of capital stock or other securities that ranks senior to or on a parity with the Series C Preferred in any respect, other than the Series D Preferred;

(b) amend, supplement or otherwise modify any class or series of shares of capital stock or other securities so that such shares or securities, after giving effect to such amendment, supplement or modification, rank senior to or on a parity with the Series C Preferred in any respect, other than the Series D Preferred;

(c) issue, or authorize the issuance of, any additional shares of Series B Preferred, or amend, supplement or otherwise modify any of the powers, designations, preferences, privileges, rights, terms or conditions of the Series B Preferred;

(d) permit any subsidiary of the Company to issue any shares of capital stock or other securities, other than issuances of shares of capital stock or other securities to the Company or to a wholly-owned subsidiary of the Company;

(e) sell, lease or otherwise dispose of intellectual property rights owned by or licensed to the Company or any subsidiary of the Company; and

(f) create, or authorize the creation of, or incur, or authorize the incurrence of, any Indebtedness, other than Permitted Indebtedness, or permit any subsidiary of the Company to take any such action.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 in the aggregate for all such liabilities and amounts (other than trade accounts payable incurred in the ordinary course of business) and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Permitted Indebtedness” means all indebtedness of the Company outstanding on the date hereof and set forth on the “Disclosure Schedule” to the Securities Purchase Agreement, dated as of the Issuance Date, by and among the Company and the initial purchasers of the Series C Preferred.

2 Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Majority Holders shall be required for any amendment, supplement, modification or other change (including any amendment, supplement, modification, alteration, repeal or other change that is made pursuant to or in connection with a merger, consolidation or other business combination of or involving the Company) to (i) the Company’s Certificate of Incorporation which would amend, alter, change or repeal, or otherwise adversely affect, any of the powers, designations, preferences, privileges and rights of the Series C Preferred or (ii) this Certificate of Designations (including any amendment, supplement, modification or other change that results in the authorization, creation or designation of additional shares of Series C Preferred).

11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company (in form and substance satisfactory to the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series C Preferred into Common Stock and complies with its obligations to issue Conversion Shares set forth herein.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the holders of the Series C Preferred shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or the Series C Preferred holders’ reasonable perception of a threatened breach by the Company of the provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series C Preferred and shall not be construed against any person as the drafter hereof.

14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Designations and does affirm the foregoing as true this __ day of September, 2020.

IMAGEWARE SYSTEMS, INC.

By:
	Name:	Kristin Taylor
	Title:	Chief Executive Officer

EXHIBIT I

IMAGEWARE SYSTEMS, INC.

CONVERSION NOTICE

Reference is made to the Amended and Restated Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (“Series C Preferred”) of ImageWare Systems, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Preferred, par value $0.01 per share (the “Preferred Shares”), of ImageWare Systems, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Series C Preferred specified below as of the date specified below.

Date of Conversion:

Number of shares of Series C Preferred to be

converted:

Stock certificate no(s). of Series C Preferred to be

converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be

issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of

Conversion:

Please issue the Common Stock into which the shares of Series C Preferred are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Name of bank/broker due to receive the underlying Common Stock:

Bank/broker’s four-digit “DTC” participant number (obtained from the receiving bank/broker): Authorization:

[SERIES C PREFERRED HOLDER]

By:
Name:
Title:

Dated:

ANNEX E

Amended and Restated
Certificate of Incorporation
of
IMAGEWARE SYSTEMS, INC.

ImageWare Systems, Inc. (the “Corporation”), a Delaware corporation hereby certifies as follows:

A.
The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on October 24, 2005 (as amended, amended and restated, supplemented or otherwise modified prior to the filing of this Amended and Restated Certificate of Incorporation, the “Original Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

B.
The Original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

1. The name of the Corporation is ImageWare Systems, Inc.

2. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. Capitalization.

(a) The total number of shares of all classes of stock that the Corporation is authorized to issue is One Billion, Five Million (1,005,000,000) shares, consisting of One Billion (1,000,000,000) shares of Common Stock with a par value of $0.01 per share (“Common Stock”) and Five Million (5,000,000) shares of Preferred Stock with a par value of $0.01 per share (“Preferred Stock”).

(b) Common Stock.

Dividends. Subject to the rights, preferences, privileges, restrictions and other matters pertaining to the Preferred Stock that may from time to time be issued, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board.

i. Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

ii. Voting Rights. Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation. There shall be no cumulative voting. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him or her on all matters voted upon by the stockholders. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates primarily to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

Undesignated Preferred Stock. The remaining shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions in this section 4(c) set forth, the Board, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this section 4(c) otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

(c) Series B Preferred Stock. The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

i. Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive cumulative dividends in cash, subject to the availability of, and only out of, any funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation; provided, however, that such convertible securities or rights shall not rank, as to dividend or liquidation rights, prior to or on a parity with the Series B Preferred Stock) on the Common Stock or any other series of Preferred Stock or series or class of any other stock of the Corporation and prior and in preference to any payment of monies to any sinking or purchase fund on the common stock or any other series of Preferred Stock or series or class of any other stock of the corporation for the redemption or repurchase thereof, at the rate of $0.2125 per share per annum payable in equal semiannual installments of $0.10625 per share, on the last business day of October and April each year, and upon redemption of the Series B Preferred Stock or conversion thereof as otherwise provided herein. Dividends for less than a full calendar semi-annual period shall be prorated, based on the actual number of days elapsed during such semiannual period, divided by 180 days. Declared dividends on outstanding shares of the Series B Preferred Stock shall be paid to record holders as they appear on the stock register of the Corporation at the close of business on the 15th day of the month containing such dividend date as may be fixed by the Board in advance of such dividend date, provided that no such record date shall be more than 30 days prior to such dividend date.

Liquidation; Dissolution. (a) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other series of Preferred Stock or series or class of any other stock of the Corporation by reason of their ownership thereof, an amount per share equal to the sum of (i) $2.50 for each outstanding share of Series B Preferred Stock (hereafter referred to as the “Original Series B Issue Price”) and (ii) an amount equal to accrued but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder. The Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to any liquidation event, a notice setting forth the date on which such event is expected to become effective and the type and amount of anticipated proceeds per share of Common Stock to be distributed with respect thereto and shall afford each such holder the opportunity to convert such shares of Series B Preferred Stock pursuant to paragraph iii of this section 4(d) (conditional upon the consummation of such liquidation event) prior to the consummation thereof, (b) a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation of an acquisition of the Corporation by another entity by means of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (a “Sale”), shall be deemed to be a liquidation; provided, however, that if holders of Series B Preferred Stock are to receive more than the preferential amounts due them under subsection (a) of this paragraph ii in the Sale, then the Sale shall not be a liquidation and all holders of Series B Preferred Stock shall participate ratably with the holders of Common Stock and the holders of any other series of Preferred Stock with similar rights in proportion to the amount of shares owned by each such holder on an as-converted basis and shall not be entitled to receive any preferential amounts.

ii. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to subsection (c) of this paragraph iii, each share of Series B Preferred Stock plus accrued but unpaid dividends thereon shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price plus the aggregate amount of accrued but unpaid dividends thereon by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection (c) of this paragraph iii.

(b) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed in blank, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows: (i) in the event the Corporation should at any time or from time to time after the date of the issuance of any shares of Series B Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to Common Stock Equivalents or other rights or securities of the Corporation; and (ii) if the number of shares of Common stock outstanding at any time after the date of the issuance of any shares of Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(c) Other Distributions. In the event the Corporation shall declare a distribution with respect to the outstanding shares of Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets or options or rights not referred to in subsection (c) of this section iii then, in each such case for the purpose of this subsection (d) of section iii, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(d) Recapitalizations. If at any time or from time to time there shall be a capital reorganization of the Corporation or any reclassification of the Common Stock or in case of the consolidation or merger of the Corporation with any other person or entity or in case of any sale, conveyance or disposition of all or substantially all of the assets of the Corporation to an affiliate of the Corporation (other than a subdivision, combination a liquidation or a Sale as provided for elsewhere herein), the Corporation and the person or entity formed by such consolidation or resulting from such capital reorganization, reclassification of capital stock or merger, as the case may be, shall make provision in the articles or certificate of incorporation or other governing instruments of such person such that each share of Series B Preferred Stock shall thereafter be convertible only into the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance or disposition, as the case may be, by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance or disposition. In any such case, appropriate adjustment shall be made in the application of the provisions of this section 4(d) with respect to the rights of the holders of the Series B Preferred Stock after such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance or disposition to the end that the provisions of this section 4(d) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

No Fractional Shares and Certificate as to Adjustments. (i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock. If any fractional interest in shares of Common Stock would, except for the provisions of this subsection 4(f), be deliverable upon the conversion of any Series B Preferred Stock, the Corporation shall, in lieu of delivering the fractional share therefore, adjust such fractional interest by payment to the holder of such converted Series B Preferred Stock an amount in cash equal to the current market value of such fractional interest (computed to the nearest cent). Whether or not cash in lieu of fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this paragraph iii of section 4(d), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

(e) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g) Notices. Any notice required by the provisions of this section 4 to be given to the holder of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

iii. Voting Rights.

(a) The holder of each share of Series B Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders, meeting in accordance with the Bylaws, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

Election of Directors. Notwithstanding subsection iv.(a) above, so long as the Corporation is in default in the payment of any dividends due the holders of Series B Preferred Stock, the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation and the holders of Series B Preferred Stock and Common Stock, voting on an as converted basis, shall be entitled to elect the remaining directors of the Corporation. At such time as the Corporation is no longer in default on the payment of any dividends due the holders of Series B Preferred Stock, the special voting provisions set forth in the preceding sentence shall no longer be effective and the voting provisions of section iv(a) above shall apply. The director elected by the holders of Series B Preferred Stock shall thereupon be deemed to have resigned. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of directors to be elected solely by the holders of Series B Preferred Stock. A vacancy in any directorship elected by the holders of Series B Preferred Stock shall be filled only by vote of the holders of Series B Preferred Stock and a vacancy in the directorship elected by the holders of Series B Preferred Stock and Common Stock voting together shall be filled only by the vote of the holders of Series B Preferred Stock and Common Stock voting together as provided above.

iv. Redemption.

(a) Redemption by the Corporation. (i) The Corporation shall have the right, but not the obligation, exercisable at any time or from time to time, upon at least sixty (60) days’ prior written notice to the holders of the outstanding shares of Series B Preferred Stock to redeem all or some of the outstanding shares of Series B Preferred Stock, pro rata, by paying a sum per share equal to the Original Series B Issue Price (subject to adjustments as a result of distributions, if any, made pursuant to subsection iii(c) plus an amount equal to all accrued but unpaid dividends, if any, through the date of redemption. (ii) In compliance with the applicable notice period set forth in this subsection v(a), the Corporation shall mail, postage prepaid, to each holder of record of Series B Preferred Stock to be redeemed, at such holder’s address last shown on the records of the Corporation, notifying such holder of such redemption, specifying the date fixed for the redemption (the “Redemption Date”), which shall also be the date on which such holder’s Conversion Rights as to the shares called for redemption shall terminate, and calling upon such holder to surrender to the Corporation, and in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series B Preferred Stock to be redeemed (such notice is hereinafter referred to as the “Redemption Notice”), On or prior to the Redemption Date, each holder of the Series B Preferred Stock to be redeemed shall surrender its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the appropriate redemption price as specified in this subsection v(a) (the “Redemption Price”) of such shares (except that such number of shares shall be reduced by the number of shares which shall have been converted pursuant to subsection 3 hereof between the date of notice of redemption and the date on which Conversion Rights to such shares terminate) shall be payable to the order of the person whose name appears on such certificate or certificates as the owner therefor and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price (whether because there is no source of funds legally available for such redemption or because such funds shall not be paid or made available for payment), all rights of the holders of the Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(b) Redemption Consideration. Amounts to be paid pursuant to subsection v(a) above shall be paid, at the sole discretion of the Corporation, in cash or notes or any combination of cash and notes. The notes, if issued by the Corporation in satisfaction of the redemption of Series B Preferred Stock, shall bear interest, payable monthly, at ten percent (10%) per annum and shall provide for repayment of the principal amount in two equal installments on the next two immediately succeeding anniversary dates of the date of redemption of the shares of Series B Preferred Stock so requested to be redeemed.

Surrender of Certificate. Except as prohibited pursuant to applicable California corporate law, on or after the Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) No Dividends After Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all dividends on the Series B Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holder of Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption on shares of Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed; provided, however, that this Corporation shall give ten (10) days advance written notice to each such holder of shares to be redeemed that the Corporation at that time has funds available for the redemption of shares of Series B Preferred Stock, and any such holder may direct that the Corporation not redeem any or all of that holder’s remaining shares previously requested by that holder to be redeemed, and such shall not be redeemed, so long as written notice of such direction is received by the Corporation no later than ten (10) days after this Corporation’s advance notice was given.

v. Covenants. So long as the Corporation is in default on any provision of this section 4(d), the Corporation shall not repurchase or redeem any shares of Common Stock or any shares of any series of Preferred Stock of the Corporation, except for shares of Series B Preferred Stock.

vi. Reissuance of Series B Preferred Stock. Any share or shares of Series B Preferred Stock or of any other series or class of stock of the Corporation acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be restored to the status of authorized by unissued shares of Preferred Stock.

vii. Residual Rights. Preferred Stock shall not have any pre-emptive rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

(d) Series D Convertible Preferred Stock. Subject to the terms of the certificate of designations of Series D Convertible Preferred Stock (“Series D Preferred”), the rights, preferences, restrictions and other matters relating to the Series D Preferred are as follows:

Election of Directors. Subject to Section 4(d)iv hereof, for so long as any shares of Series D Preferred are outstanding, the holders of Series D Preferred, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (together, the “Series D Directors”). A vacancy in any directorship elected by the holders of Series D Preferred shall be filled only by vote of a majority of the shares owned by the holders of Series D Preferred. Two (2) of the directors of the Corporation shall be independent directors (together, the “Independent Directors”), and shall initially be appointed by a majority vote of Kristin Taylor and the Series D Directors. From and after the first annual meeting of the Board following the date hereof, each of the Independent Directors shall be elected by vote of a majority of the shares owned by the holders of Preferred Stock, on an as-converted basis, and Common Stock voting together as a single class.

i. For so long as any shares of Series D Preferred are outstanding, this Certificate of Incorporation may not be modified, amended or waived without the prior written consent of the holders of a majority of the shares of Series D Preferred.

5. Bylaws. The Board is expressly authorized to make, alter or repeal the Bylaws of the Corporation (the “Bylaws”).

6. Election of Directors. Except as otherwise provided by resolutions of the Board designating the rights, powers and preferences of any Preferred Stock, the number of directors of the Corporation shall initially be five (5), as set forth on Annex A attached hereto, and may thereafter be fixed from time to time, exclusively by resolution of a majority of the directors then in office, in accordance with the Bylaws. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

7. Removal of Directors. Subject to any limitations imposed by law and to any rights of any class or series of Preferred Stock having the right to elect directors under specified circumstances, any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class.

8. Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9. Amendment. Notwithstanding Sections 4(b)iii and 4(e)ii hereof, this Certificate of Incorporation may not be amended in a manner that would materially and adversely affect (on its face) the holders of any series of Preferred Stock disproportionately as compared to other series of Preferred Stock, in each case, without the consent of a majority of the holders of such disproportionately affected series of Preferred Stock.

Director Liability; Indemnification. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This section 10 does not affect the availability of equitable remedies for breach of fiduciary duties. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others. Any repeal or modification of any of the foregoing provisions of this section 10 shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

10. Action By Stockholders. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

11. Corporate Opportunities. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (a “Non-Employee Director”), or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Without limiting the generality of the foregoing, the Corporation specifically renounces any rights the Corporation might have in any Excluded Opportunity, even if the Excluded Opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Furthermore, it shall not be deemed a breach of any fiduciary or other duties, if any, whether express or implied, for any Non-Employee Director or holder of Preferred Stock to permit itself or one of its affiliates to engage in an Excluded Opportunity in preference or to the exclusion of the Corporation and such Non-Employee Director or holder of Preferred Stock or any of their respective affiliates shall have no obligation to disclose to the Corporation or any of its subsidiaries any information related to its business or opportunities, disclose to the Corporation or the Board any confidential information regarding any Excluded Opportunity in the possession of such Non-Employee Director or holder of Preferred Stock even if it is material and relevant to the Corporation and/or the Board, present Excluded Opportunities to the Corporation, refrain from engaging in any line of business, refrain from investing in any person or refrain from doing business with any person.

12.  Exclusive Jurisdiction For Certain Actions.

Exclusive Forum. Unless the Board otherwise approves, in accordance with Section 141 of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation, the selection of an alternate forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine (each a “Covered Corporate Proceeding”).

Unless the Board consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Covered Securities Proceeding” and together with “Covered Corporate Proceedings,” the “Covered Proceeding”). Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

(a) Personal Jurisdiction. If any action the subject matter of which is a Covered Corporate Proceeding is filed in a court other than the Court of Chancery of the State of Delaware, or, where permitted in accordance with paragraph (a) above, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware (each, a “Foreign Corporate Action”), in the name of any person or entity (a “Claiming Party”) without the prior approval of the Board or one of its committees in the manner described in paragraph (a) above, such Claiming Party shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware or, where applicable, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware, in connection with any action brought in any such courts to enforce paragraph (a) above (an “Enforcement Action”) and (ii) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Corporate Action as agent for such Claiming Party.

If any action the subject matter of which is a Covered Securities Proceeding is filed in a court other than a federal district court of the United States of America (each, a “Foreign Securities Action”), in the name of a Claiming Party without the prior consent of the Board or one of its committees in the manner described in paragraph (a) above, such Claiming Party shall be deemed to have consented to (i) the personal jurisdiction of the federal district court of the United States of America, in connection with any Enforcement Action and (ii) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Securities Action as agent for such Claiming Party.

(b) Notice and Consent. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 13 and waived any argument relating to the inconvenience of the forums referenced above in connection with any Covered Proceeding.

13. DGCL Section 203. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be made, executed and acknowledged by its duly authorized officer this [___] day of September, 2020.

IMAGEWARE SYSTEMS, INC.

By:
	Name:	Kristin Taylor
	Title:	Chief Executive Officer

  [EXHIBITS INTENTIONALLY OMITTED]

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